                                                                     EXHIBIT 2.8









                                 TRUST AGREEMENT

                            Dated as of July 16, 1999




                                  By and Among


                            PITA GENERAL CORPORATION,

                         ZC SPECIALTY INSURANCE COMPANY,

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                AHC TENANT, INC.,

                         ALTERRA HEALTHCARE CORPORATION,

                           SELCO SERVICE CORPORATION,

                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                               CHICAGO, ILLINOIS,
                                   AS TRUSTEE







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                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
RECITALS.........................................................................................      1

GRANT OF TRUST ESTATE ...........................................................................      2

DEFINITIONS AND RULES OF CONSTRUCTION............................................................      3
         Rules of Construction...................................................................      3

ARTICLE 1

SURETY DEFAULTS/CHANGE OF CONTROL AND CONSENT....................................................      4
         Section 1.1  Notices of Certain Surety Defaults.........................................      4
         Section 1.2  Surety Default During Non-Performance......................................      4
         Section 1.3  Surety Default During Performance Period...................................      6
         Section 1.4  Simultaneous Surety Default and Borrower or Lessee Default.................      8
         Section 1.5  Permitted Surety Cure; Wrap Surety; Substitute Surety......................     10
         Section 1.6  Surety Posting of Collateral; Premium Escrow...............................     13
         Section 1.7  Notices to Trustee on Occurrence of Events under Article 1.................     15
         Section 1.8  Lender Release of Posted Collateral, Premium Escrow and Letter
                           of Credit Proceeds Account............................................     16

ARTICLE 2

REMEDIES; ACTIONS RELATED TO COLLATERAL..........................................................     16
         Section 2.1  Exercise of Remedies; Actions Related to Collateral........................     16
         Section 2.2  Subordination; Accounting; Adjustments.....................................     17
         Section 2.3  Contesting Liens or Security Interests; No Partitioning or
                           Marshalling of Collateral; Contesting Obligations.....................     18
         Section 2.4  Remedies Vested in Trustee; Direction of Proceedings by
                           Controlling Party.....................................................     18
         Section 2.5  Appointment of Servicer....................................................     18
         Section 2.6  Rights and Remedies of Controlling Party; Rights of Borrower...............     19
         Section 2.7  Termination of Proceedings.................................................     20
         Section 2.8  Limitations on Rights of the Surety to Act as Controlling Party............     20
         Section 2.9  Controlling Party Administration of Transaction Documents..................     20
         Section 2.10 Material Action............................................................     21
         Section 2.11 Proofs of Claim............................................................     23
         Section 2.12 Subrogation................................................................     23
         Section 2.13 Transfer and Release of Surety Bond and Backstop Policy....................     24
         Section 2.14 Miscellaneous Provisions relating to the Loan Agreement....................     24
         Section 2.15 Miscellaneous Provisions relating to the Master Lease......................     25
         Section 2.16 No Plan Assets.............................................................     25

ARTICLE 3

FUNDS; DEPOSIT ACCOUNTS; SURETY BOND; LETTERS OF CREDIT..........................................     25
         Section 3.1  Intentionally Omitted......................................................     25
         Section 3.2  Capital Improvements Account...............................................     25
         Section 3.3  Lease Reserve Account......................................................     28
         Section 3.4  Lockbox Account............................................................     30
         Section 3.5  I and C Account............................................................     31
         Section 3.6  Payment of Surety Premiums.................................................     31

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
         Section 3.7  Tax and Insurance Escrow Fund..............................................     32
         Section 3.8  Intentionally Omitted......................................................     33
         Section 3.9  Payment Procedure Pursuant to Surety Bond..................................     33
         Section 3.10 Trust Funds................................................................     33
         Section 3.11 Investment of Funds........................................................     34
         Section 3.12 Letter of Credit Proceeds Account..........................................     34
         Section 3.13 Lessee Letter of Credit Proceeds Account...................................     34
         Section 3.14 JV Springing Collateral Account............................................     35
         Section 3.15 Operating Reserve Account..................................................     35
         Section 3.16 Additional Reserve Account.................................................     37
         Section 3.17 Rent ......................................................................     37

ARTICLE 4

APPLICATION OF PROCEEDS OF COLLATERAL............................................................     38
         Section 4.1  Remedies; Direction of Proceedings.........................................     38
         Section 4.2  Rights in the Collateral; Application of Monies Collected..................     38
         Section 4.3  Properties.................................................................     40
         Section 4.4  Additional Surety Agreements...............................................     41
         Section 4.5  Additional Lender Agreements...............................................     41

ARTICLE 5

TRUSTEE..........................................................................................     43
         Section 5.1  Acceptance of Trusts; Certain Duties and Responsibilities..................     43
         Section 5.2  Fees, Charges and Expenses of Trustee......................................     44
         Section 5.3  Authorization to Execute Transaction Documents.............................     44
         Section 5.4  Duties of Trustee..........................................................     44
         Section 5.5  Requesting Instructions....................................................     45
         Section 5.6  Emergency Actions..........................................................     45
         Section 5.7  Document Amendments........................................................     45
         Section 5.8  Administrative Actions.....................................................     45
         Section 5.9  Trustee Acting Through Others..............................................     46
         Section 5.10  Indemnification of Trustee................................................     46
         Section 5.11  Liability of Trustee......................................................     47
         Section 5.12  No Reliance on Trustee....................................................     47
         Section 5.13  Default Notices and Related Matters.......................................     48
         Section 5.14  Trustee Required; Eligibility.............................................     48
         Section 5.15  Resignation and Removal of Trustee........................................     48
         Section 5.16  Concerning Any Successor Trustee..........................................     49
         Section 5.17  Successor Trustee.........................................................     49
         Section 5.18  Maintenance of Records....................................................     49
         Section 5.19  Enforcement of Surety Bond................................................     50

ARTICLE 6

SATISFACTION OF THE TRUST AGREEMENT..............................................................     50
         Section 6.1  Satisfaction of Trust Agreement............................................     50
         Section 6.2  Release by Beneficiary.....................................................     50

ARTICLE 7

MISCELLANEOUS PROVISIONS ........................................................................     50
         Section 7.1  Conflict With the Transaction Documents....................................     50
         Section 7.2  Notices....................................................................     51


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
         Section 7.3   Governing Law.............................................................     55
         Section 7.4   Successor and Assigns; Assignment.........................................     55
         Section 7.5   Submission to Jurisdiction................................................     55
         Section 7.6   Waiver of Jury Trial......................................................     55
         Section 7.7   Severability..............................................................     56
         Section 7.8   Amendments; Servicer......................................................     56
         Section 7.9   Counterparts..............................................................     56
         Section 7.10  Limitations on Recourse...................................................     56
         Section 7.11  Intentionally Omitted.....................................................     56
         Section 7.12  Reimbursement of Payments Made to Trustee.................................     56
         Section 7.13  No Third Party Beneficiaries..............................................     56
         Section 7.14  Surety Transactions.......................................................     57
         Section 7.15  Secondary Market Transactions.............................................     58
         Section 7.16  Waiver of Posting Bond....................................................     61
         Section 7.17  Security Agreement under Article 9 of the UCC.............................     61

                                 TRUST AGREEMENT


         THIS TRUST AGREEMENT, dated as of July 16, 1999 (together with all supplements and amendments hereto, this "TRUST AGREEMENT"), is by and among PITA GENERAL CORPORATION, an Illinois corporation ("BORROWER"), ZC SPECIALTY INSURANCE COMPANY, a Texas corporation ("SURETY"), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation ("LENDER"), ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("GUARANTOR"), AHC TENANT, INC., a Delaware corporation ("LESSEE"), SELCO SERVICE CORPORATION, an Ohio corporation ("SELCO"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, with its principal corporate trust office located in Chicago, Illinois ("TRUSTEE").

                                    RECITALS

         A. Lender has agreed to make a loan to Borrower in the principal amount not to exceed $201,000,000.00 (U.S.) (the "LOAN") pursuant to, among other documents, that certain Loan Agreement dated as of even date herewith, by and between Borrower and Lender ("LOAN AGREEMENT") in order to finance the acquisition of up to twenty eight (28) Assisted Living Facilities (collectively, "IMPROVEMENTS"), to be located on certain real parcels of property (collectively, the "LAND") as specifically set forth in the Mortgages (the Improvements and the Land shall collectively be referred to herein as the "PROPERTIES"). The Loan is evidenced by that certain Note dated as of even date herewith (the "NOTE") executed by Borrower in favor of Lender, and the Loan is secured by the Security Documents (as hereinafter defined).

         B. Concurrently with and as a condition to the making of the Loan in the amount disbursed on the Closing Date (as hereinafter defined), Trustee, at the direction of Lender, is requiring Surety to issue to Trustee the Insurance Surety Bond dated as of even date herewith (the "SURETY BOND"), insuring the Loan in the amount disbursed on the Closing Date, and Trustee, at the direction of Lender, is requiring Backstop Insurer (as hereinafter defined) to issue the Backstop Policy (as hereinafter defined), to support the payments under the Surety Bond, as set forth in the Backstop Policy. As a condition to Surety providing the Surety Bond, Surety, Borrower and Lessee have entered into that certain Reimbursement Agreement dated as of even date herewith (the "REIMBURSEMENT AGREEMENT"), under which Borrower is obligated to reimburse Surety for all indebtedness, obligations and liabilities of Borrower to Surety arising thereunder (collectively, the "REIMBURSEMENT OBLIGATIONS").

         C. Surety, Lender and Borrower desire to (i) define their respective rights with respect to the Collateral (as hereinafter defined) securing the Secured Obligations (as hereinafter defined), (ii) define the rights and duties of Trustee with respect to the Collateral and the Secured Obligations and (iii) provide for other miscellaneous duties (including, without limitation, the




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application of the Capital Proceeds) and rights of Trustee in connection with the foregoing transactions.


                              GRANT OF TRUST ESTATE

         NOW, THEREFORE, in consideration of the premises, and the acceptance by Trustee of its obligations hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Settlors (as hereinafter defined) to the extent it now has or hereafter acquires any interest therein, by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over, confirm and grant a security interest in, to Trustee, forever, all and singular, the Collateral, including, without limitation, (i) any interest any Settlor may have in the Capital Improvements Account, the Lease Reserve Account, the Lockbox Account, the I and C Account, the Premium Fund, the Tax and Insurance Escrow Fund, the Letter of Credit Proceeds Account, the Lessee Letter of Credit Proceeds Account, the JV Springing Collateral Account, the Operating Reserve Account and the Additional Reserve Account, and (ii) any and all property of every kind and nature which, from time to time hereafter, is delivered, conveyed, pledged, assigned or transferred to Trustee pursuant to this Trust Agreement or any of the other Transaction Documents, in each case together with any and all profits, proceeds or distributions thereof or therefrom, to secure the prompt and complete payment and performance of the Secured Obligations. On the Additional Properties Closing Date, each of the Settlors shall confirm the foregoing grant of a security interest with respect to any new Collateral, provided, however, the failure to issue such written confirmation shall not affect the creation or validity of Trustee's security interest in such additional collateral. To the extent any property is delivered, conveyed, pledged, assigned or transferred to Trustee after the date hereof pursuant to the preceding clause (iii) (whether on the Additional Properties Closing Date or otherwise), the Parties shall endeavor to inform Trustee of the addition of such property to the Collateral, provided that the failure to so notify Trustee shall not affect the grant by the Settlor of an interest in such subsequently acquired Collateral;

         TO HAVE AND TO HOLD all said property, rights, privileges, and franchises of every kind and description, real, personal, or mixed, hereby and hereafter (by supplemental instrument or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed, or covenanted so to be, together with all the appurtenances thereto appertaining (said properties, rights, privileges, and franchises including any cash and securities hereafter deposited or required to be deposited with Trustee or in any of the accounts described in Article 3 hereof, excluding the Surety Bond and the Backstop Policy, being herein collectively referred to as the "TRUST ESTATE") unto Trustee and its successors and assigns forever;

         BUT IN TRUST, NEVERTHELESS, as to the Collateral, for the benefit and security of the Beneficiaries from time to time of the Secured Obligations in the order of priority as herein expressly provided and, as to the remainder of the Trust Estate, for the benefit of the


                                       2
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Beneficiaries as their interests are herein expressly provided, in each case, to secure the prompt and complete payment and performance of the Secured
Obligations;

         AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate, the Surety Bond, the Backstop Policy and the proceeds thereof, are to be held and applied by Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Parties do hereby covenant and agree, as follows:

                      DEFINITIONS AND RULES OF CONSTRUCTION

         All capitalized terms used herein to the extent not defined herein, or not defined by reference to any other agreement, shall have the meaning set forth in the Master Glossary dated July 16, 1999 (the "MASTER GLOSSARY"). Terms which are not defined herein or in the Master Glossary shall have the meanings ascribed to them in the Loan Agreement (as defined in the Master Glossary). In the event that the Loan Agreement shall have been terminated or no longer be in effect, any defined terms in Section 1.1 of the Loan Agreement or any exhibits attached thereto shall be made a part hereof as if such Section 1.1 of the Loan Agreement or any exhibits attached thereto were stated herein.

         RULES OF CONSTRUCTION . For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article include the plural as well as the singular.

         (b) All accounting terms not otherwise defined herein shall have the meanings assigned to them, and all computations herein provided for must be made, in accordance with GAAP.

         (c) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed.

         (d) All references in this instrument to designated "Articles," "Sections" and other subdivisions of any Loan Document are to the designed Articles, Section and other subdivisions of such Loan Document as originally executed.

         (e) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         (f) The Articles and section headings herein are for convenience only and shall not affect the construction hereof.

         (g) All references herein to any party or person shall include all such party's or person's permitted successors and assigns.

                                    ARTICLE 1
                  SURETY DEFAULTS/CHANGE OF CONTROL AND CONSENT

1.1 SECTION NOTICES OF CERTAIN SURETY DEFAULTS. At all times during the Term of the Surety Bond, Surety shall give written notice to Lender, Trustee and the Lessee (i) promptly and in any case not later than ten (10) days after Surety becomes aware of any Downgrade Surety Default (a "DOWNGRADE NOTICE FROM SURETY"), and (ii) promptly and in any case not later than ten (10) days after Surety has received written notice of the existence of a Surety Cross-Default, although the failure to provide (absent Surety bad faith) either of the notices set forth in clauses (i) or (ii) above shall not result in forfeiture of Surety Premiums or benefits owed to Surety. As used in this Trust Agreement, the "TRIGGER DATE" shall mean that date that is the earliest of (x) Lender's receipt of the Downgrade Notice From Surety (or Surety's bad faith in failing to give Lender notice of a Downgrade Surety Default), (y) Lender's receipt of notice from Surety of existence of a Surety Cross-Default (or Surety's bad faith in failing to give Lender notice of a Surety Cross-Default), and (z) notice from Lender or Trustee to Surety of the existence of a Surety Default.

1.2      SECTION SURETY DEFAULT DURING NON-PERFORMANCE.

         (a) Downgrade Surety Default. For that time period (x) commencing on the date hereof through the LCR Commencement Date and (y) thereafter, during any period in which the Lessee has not achieved a DSCR of at least 1.40:1.00 for a continuous twelve (12) calendar month operating period (either such time period being a "NON-PERFORMANCE PERIOD"), upon the occurrence of a Downgrade Surety
Default:

             (i) a Change of Control and Consent shall occur unless Surety shall, within the following time periods (as expressed in ALL CAPITALIZED LETTERS in the following clauses of Sections 1.2-1.4 below), cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure (provided, however, that a Change of Control and Consent shall occur immediately and automatically and there shall be no such grace period days if at any time the S&P Rating of the Surety or the Backstop Insurer is below Investment Grade or such S&P Rating is withdrawn or suspended):

                  (A) on or before that date which is THIRTY (30) DAYS after the Trigger Date;

                  (B) or if Surety Posts Collateral, equal in value to twenty-five percent (25%) of the then outstanding principal amount of the Loan, before the end of the time period described in the preceding clause (such Posting of Collateral by Surety being a "25% POSTING"), SIXTY
                        (60) DAYS after the Trigger Date;


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                  (C)   or if Surety Posts Collateral which, when aggregated
                        with Collateral previously Posted by Surety, equals forty percent (40%) of the then outstanding principal amount of the Loan (a "40% POSTING") before the end of the time period described in the preceding clause, NINETY (90) DAYS after the Trigger Date;

                  (D) or if Surety Posts Collateral which, when aggregated with Collateral previously Posted by Surety, equals fifty-five percent (55%) of the then outstanding principal amount of the Loan ( a "55% POSTING") before the end of the time period described in the preceding clause, ONE HUNDRED TWENTY (120) DAYS after the Trigger Date; and

            (ii) a Premium Escrow shall occur unless Surety shall, within the following time periods (all counted from the Trigger Date), cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure:

                  (A)   THIRTY (30) DAYS after the Trigger Date;

                  (B) or if Surety completes a 25% Posting (as this and all other Postings of Collateral by Surety are measured on a cumulative basis, aggregated with Collateral previously Posted by Surety, as described further in Section 1.6(d) below) before the end of the time period described in the preceding clause, SIXTY (60) DAYS after the Trigger Date;

                  (C) or if Surety completes a 40% Posting before the end of the time period described in the preceding clause, NINETY (90) DAYS after the Trigger Date;

                  (D) or if Surety completes a 55% Posting before the end of the time period described in the preceding clause, ONE HUNDRED TWENTY (120) DAYS after the Trigger Date; and

            (iii) Notwithstanding the occurrence of a Change of Control and
                  Consent or a Premium Escrow, during a Non-Performance Period, upon the occurrence of a Downgrade Surety Default, Surety shall be obligated to complete a 25% Posting within THIRTY
                  (30) DAYS after the Trigger Date, provided, however, the failure to effect such a 25% Posting shall not accelerate any other time periods set forth herein or result in a Surety Loss of Premium; and

            (iv) a Surety Loss of Premium shall occur unless Surety shall, within ONE HUNDRED TWENTY (120) DAYS after the Trigger Date, cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure, including without limitation, by completing a 55% Posting.

      (b) Payment/Cross-Default Surety Defaults. During a Non-Performance Period, upon the occurrence of any Surety Default of the types set forth in clause (i) and (v) of the definition of "Surety Default" (a "PAYMENT/CROSS-DEFAULT SURETY DEFAULT"):

            (i) a Change of Control and Consent shall occur immediately and automatically;

            (ii) Surety shall have THIRTY (30) DAYS from the Trigger Date to either cure such Payment/Cross-Default Surety Default pursuant to the applicable Permitted Surety Cure or to suffer a Premium Escrow; and

            (iii) Surety shall have THIRTY (30) DAYS from the Trigger Date to either cure such Payment/Cross-Default Surety Default pursuant to the applicable Permitted Surety Cure or to suffer a Surety Loss of Premium.

      (c) Bankruptcy/Invalidity Surety Defaults. During a Non-Performance Period, upon the occurrence of any Surety Default of the types set forth in clauses (ii), (iii) and (iv) of the definition of "Surety Default" (a "BANKRUPTCY/INVALIDITY SURETY DEFAULT"), a Change of Control and Consent, a Premium Escrow and a Surety Loss of Premium shall occur immediately and automatically.

1.3   SECTION SURETY DEFAULT DURING PERFORMANCE PERIOD.

      (a) Downgrade Surety Default. During any period (a "PERFORMANCE PERIOD") which occurs after the LCR Commencement Date that the Lessee has achieved a DSCR of at least 1.40:1.00 for the trailing twelve (12) calendar months, upon the occurrence of a Downgrade Surety Default:

            (i) a Change of Control and Consent shall occur unless Surety shall, within the following time periods (all counted from the Trigger Date), cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure (provided, however, that a Change of Control and Consent shall occur immediately and automatically and there shall be no such grace periods if at any time the S&P Rating of the Surety or the Backstop Insurer is below Investment Grade or such S&P Rating is withdrawn or suspended):

                  (A)   THIRTY (30) DAYS after the Trigger Date;

                  (B) or if Surety Posts Collateral equal in value to ten percent (10%) of the then outstanding principal amount of the Loan (a "10% POSTING") before the end of the time period described in the preceding clause, SIXTY (60) DAYS after the Trigger Date;

                  (C) or if Surety Posts Collateral equal in value to twenty percent (20%) of the then outstanding principal balance of the Loan (a "20% POSTING")


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
                        before the end of the time period described in the preceding clause, NINETY (90) DAYS after the Trigger Date;

                  (D) or if a Surety Posts Collateral equal in value to thirty percent (30%) of the then outstanding principal balance of the Loan (a "30% POSTING") Posting before the end of the time period described in the preceding clause, ONE HUNDRED TWENTY (120) DAYS after the Trigger Date;

                  (E) or if Surety Posts Collateral equal in value to forty percent (40%) of the then outstanding principal balance of the Loan (a "40% POSTING") before the end of the time period described in the preceding clause, ONE HUNDRED FIFTY (150) DAYS after the Trigger Date;

                  (F) or if Surety Posts Collateral equal in value to fifty percent (50%) of the then outstanding principal balance of the Loan (a "50% POSTING") before the end of the time period described in the preceding clause, ONE HUNDRED EIGHTY (180) DAYS after the Trigger Date; and

            (ii) a Premium Escrow shall occur unless Surety shall, within the following time periods (all counted from the Trigger Date), cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure:

                  (A)   SIXTY (60) DAYS after the Trigger Date;

                  (B) or if Surety completes a 10% Posting before the end of such 60-day grace period described in the preceding clause, NINETY (90) DAYS after the Trigger Date;

                  (C) or if Surety completes a 20% Posting before the end of the time period described in the preceding clause, ONE HUNDRED TWENTY (120) DAYS after the Trigger Date;

                  (D) or if Surety completes a 30% Posting before the end of the time period described in the preceding clause, ONE HUNDRED FIFTY (150) DAYS after the Trigger Date;

                  (E) or if Surety completes a 40% Posting before the end of the time period described in the preceding clause, ONE HUNDRED EIGHTY (180) DAYS after the Trigger Date;

                  (F) or if Surety completes a 50% Posting before the end of the time period described in the preceding clause, TWO HUNDRED TEN (210) DAYS after the Trigger Date; and


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

            (iii) a Surety Loss of Premium shall occur unless Surety shall, within THREE HUNDRED SIXTY-FIVE (365) DAYS from the Trigger Date, cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure, including without limitation, by completing a 50% Posting.

         (b) Payment/Cross Default Surety Defaults. During the Performance Period, upon the occurrence of any of the Payment/Cross Default Surety Defaults:

            (i) a Change of Control and Consent, shall occur immediately and automatically;

            (ii) Surety shall have THIRTY (30) DAYS from the Trigger Date to either cure such Payment/Cross Default Surety Default pursuant to the applicable Permitted Surety Cure or to suffer a Premium Escrow; and

            (iii) in the case of any Payment/Cross Default Surety Default,
                  Surety shall have SIXTY (60) DAYS from the Trigger Date to either cure such Non-Downgrade Surety Default pursuant to the applicable Permitted Surety Cure or to suffer a Surety Loss of Premium.

         (c) Bankruptcy/Invalidity Surety Defaults. During a Performance Period, upon the occurrence of any Bankruptcy/Invalidity Surety Default, a Change of Control and Consent, a Premium Escrow and a Surety Loss of Premium shall occur immediately and automatically.

1.4      SECTION SIMULTANEOUS SURETY DEFAULT AND BORROWER OR LESSEE DEFAULT.

         (a) Simultaneous Downgrade Surety Default. Notwithstanding anything in Sections 1.2 and 1.3 above, if at any time that a Downgrade Surety Default exists there also exists an Event of Default under the Loan Agreement or the Master Lease (i) involving the bankruptcy or insolvency of the Borrower or the Lessee, (ii) involving the Borrower's failure to pay any monetary sums due under the Loan Documents in accordance with the terms of such Loan Documents or Lessee's or Guarantor's failure to pay any monetary sums due under the Loan Documents or Lease Documents, (iii) described in Section 7.1(d) of the Loan Agreement, exclusive of the reference to Section 4.4 contained therein, (iv) involving the incurrence of Indebtedness or Liens in violation of the Indebtedness and Lien covenants set forth in the Loan Agreement, (v) involving any failure by the Borrower or the Lessee to maintain the requisite amount of insurance as required by Section 4.4 of the Loan Agreement, which failure affects Properties of the Borrower or the Lessee which represent more than 15%of the Net Operating Income of the Borrower or the Lessee or (vi) a termination of any Permit or Reimbursement Contract which failure materially adversely affects Properties which represent more than 5% of the Net Operating Income of the Lessee (collectively, a "MATERIAL LOAN DEFAULT" and the date on which a Material Loan Default first occurs, a "MATERIAL LOAN DEFAULT DATE"):

             (i) a Change of Control and Consent shall occur unless Surety shall, within the time period described below in this clause, cure such Downgrade Surety

                  Default pursuant to the applicable Permitted Surety Cure (provided, however, that a Change of Control and Consent shall occur immediately and automatically and there shall be no such grace periods if at any time the S&P Rating of Backstop Insurer is below Investment Grade or such S&P Rating is withdrawn or Qualified): (i) ten (10) days from the Trigger Date if at such time a Material Loan Default exists or (ii) if the date upon which a Material Loan Default occurs there also exists a Downgrade Surety Default, the earlier of (a) ten (10) days from the date upon which such Material Loan Default occurs and (b) the expiration of the applicable grace period with respect to such Downgrade Surety Default, as set forth in Sections 1.2 and 1.3 above;

            (ii) a Premium Escrow shall occur unless Surety shall, within the time period described below in this clause, cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure: (i) thirty (30) days from the Trigger Date if at such time a Material Loan Default exists or (ii) if the date upon which a Material Loan Default occurs there also exists a Downgrade Surety Default, the earlier of (a) thirty (30) days from the date upon which such Material Loan Default occurs and
                  (b) the expiration of the applicable grace period with respect to such Downgrade Surety Default, as set forth in Sections 1.2 and 1.3 above; and

            (iii) a Surety Loss of Premium shall occur unless Surety shall, within the time period described below in this clause, cure such Downgrade Surety Default pursuant to the applicable Permitted Surety Cure, including without limitation, by completing a 50% Posting: (i) thirty (30) days from the Trigger Date if at such time a Material Loan Default exists or
                  (ii) if the date upon which a Material Loan Default occurs there also exists a Downgrade Surety Default, the earlier of
                  (a) thirty (30) days from the date upon which such Material Loan Default occurs and (b) the expiration of the applicable grace period with respect to such Downgrade Surety Default, as set forth in Sections 1.2 and 1.3 above;.

      (b) Simultaneous Payment/Cross-Default Surety Defaults. Notwithstanding anything in Sections 1.2 and 1.3 above, if at any time there is the simultaneous existence of a Material Loan Default and any of the Payment/Cross-Default Surety
Defaults:

            (i) a Change of Control and Consent shall occur immediately and automatically;

            (ii) a Premium Escrow shall occur unless Surety shall, within the time period described below in this clause, cure such Non-Downgrade Surety Default pursuant to the applicable Permitted Surety Cure: (i) ten (10) days from the Trigger Date if at such time a Material Loan Default exists or (ii) if the date upon which a Material Loan Default occurs there also exists a

                  Payment/Cross-Default Surety Default, the earlier of (a) ten
                  (10) days from the date upon which such Material Loan Default occurs and (b) the expiration of the applicable grace period with respect to such Payment/Cross-Default Surety Default, as set forth in Sections 1.2 and 1.3 above; and

            (iii) a Surety Loss of Premium shall occur unless Surety shall, within the time period described below in this clause, cure such Surety Default pursuant to the applicable Permitted Surety Cure: (i) ten (10) days from the Trigger Date if at such time a Material Loan Default exists or (ii) if the date upon which a Material Loan Default occurs there also exists a Payment/Cross-Default Surety Default, the earlier of (a) ten
                  (10) days from the date upon which such Material Loan Default occurs and (b) the expiration of the applicable grace period with respect to such Payment/Cross-Default Surety Default, as set forth in Sections 1.2 and 1.3 above;.

      (c) Simultaneous Bankruptcy/Invalidity Surety Defaults. Notwithstanding anything in Sections 1.2 and 1.3 above, if at any time there is the simultaneous existence of a Material Loan Default and any of the Bankruptcy/Invalidity Surety Defaults, a Change of Control and Consent, Premium Escrow and Surety Loss of Premium shall occur immediately and automatically.

1.5   SECTION PERMITTED SURETY CURE; WRAP SURETY; SUBSTITUTE SURETY.

      (a) Upon the occurrence of certain Non-Downgrade Surety Defaults described below in this clause (a) Surety may take any of the following actions, at its own cost and expense, within the time periods described in Sections 1.2 through
1.4 above, to cure any such default:

         (i) as to a Payment Surety Default, Surety or Backstop Insurer may pay in full the amounts then due and payable under the Surety Bond or Backstop Policy, respectively;

         (ii) as to any Surety Cross-Default, Surety may arrange for a Wrap Surety to reinsure in writing the obligations of Surety hereunder, under the Surety Bond and the other Insurance Documents, in accordance with the provisions of clause (c) below. As used herein, "WRAP SURETY" shall mean: either (i) another insurance company, reinsurer, surety or other Person authorized under law to issue reinsurance and having an S&P Rating of AA ("double A") or higher or if S&P does not provide a rating, an equivalent or higher rating by Moody's or (ii) one or more irrevocable, unconditional letters of credit, available for sight drafts, in an amount equal to the principal amount of the Loan then outstanding plus 65 days worth of interest, issued by one or more banks or other entities having an S&P Rating of AA ("double A") or higher or if S&P does not provide a rating, an equivalent or higher rating by Moody's (such letter or letters of credit meeting the requirements of this clause (ii) and acceptable in form and substance to Lender in its reasonable discretion being an "ACCEPTABLE LETTER OF CREDIT"); provided, however, no arrangement for a Wrap Surety shall be a Permitted Surety Cure hereunder unless each of the relevant rating agencies confirms in writing that such arrangement will result in the rating then assigned to any securitization transaction relating to the Note to be no lower than AA ("double A") or its equivalent (any such Wrap Surety arranged for by Surety, in accordance with the requirements of clause (c) below, shall be hereinafter referred to as a "SURETY-APPOINTED WRAP SURETY");

         (iii) as to any Payment/Cross-Default Surety Default, upon at least thirty (30) days' irrevocable notice to Lender, Surety or Backstop Insurer may pay to Lender all amounts then outstanding under the Note, including unpaid principal, accrued interest, Default Rate interest (if any) and the Prepayment Consideration (as defined in the Note), provided that the Surety or the Backstop Insurer shall not be permitted to make such a payment if the Note is then included in a REMIC and such a payment would constitute a prohibited transaction, cause such REMIC to cease to qualify as a REMIC or otherwise violate any rules relating to REMICS or if the Note is then included in or owned by an entity other than a REMIC and such payment would be prohibited under, or would violate any rules governing, the tax qualification or tax status of such entity, and, in any case, to the extent that the Surety or the Backstop Insurer desires to effect the cure set forth in this subclause (iii) in such case, it shall as a condition to such cure, cause its counsel to deliver an opinion in form and substance satisfactory to the Lender to the effect that no such prohibited transaction, cessation of qualification or violation will occur as a result of such payment; and

         (iv) as to any Payment/Cross-Default Surety Default, Surety may arrange for a Substitute Surety to assume in writing all obligations of Surety hereunder (a "SURETY REPLACEMENT"), in accordance with the requirements of clause (d) below, provided that prior to or contemporaneously with any Substitute Surety arrangement, Surety must pay all outstanding amounts owing under the Surety Bond. As used herein, "SUBSTITUTE SURETY" shall mean an insurance company, re-insurer, surety or other Person having an S&P Rating of AA ("double A") or higher or if S&P does not provide a rating, an equivalent or higher rating by Moody's; provided that Lender shall have received written confirmation from each of the relevant Rating Agencies that such Substitute Surety will result in the rating then assigned to any securitization transaction relating to the Note (or the effective rating of the Loan) to be no lower than AA ("double A") or its equivalent.

         (b) Upon the occurrence of a Downgrade Surety Default, Surety may take any of the following actions, at its own cost and expense, within the time period described in Sections 1.2 through 1.4 above, to cure any such default (the following actions, together with the cure actions set forth in clause (a) above with respect to Non-Downgrade Surety Defaults shall be hereinafter collectively referred to as "PERMITTED SURETY CURES"):

         (i) Surety may timely complete any of the cures described in clauses (a) (ii) through (a)(iv) above (construing, for purposes of this clause, any reference in any of such clauses
                  (a)(ii) through (a)(iv) above to "Payment Surety Default", "Surety Cross-Default" or "Payment/Cross-Default Surety Default" to be deemed instead to be a reference to a "Downgrade Surety Default");

         (ii) Surety may Post Collateral in such amounts and at such times as required under Sections 1.2(a)(iv), 1.3(a)(iii) or 1.4(a)(iii) above, and in accordance with the requirements of
                  Section 1.6 below;

      (c)(i) A Wrap Surety shall (x) unconditionally and irrevocably reinsure (pursuant to a written agreement substantially in the form of the Backstop Policy), or (y) in the case of an Acceptable Letter of Credit, support the obligations of Surety hereunder, under the Surety Bond and the other Insurance Documents, such that Lender, Trustee and the other beneficiaries of the obligations of Surety under such Insurance Documents shall have direct access to and recourse against such Wrap Surety (subject to the terms of this Trust Agreement) as if such Wrap Surety were the equivalent of the "Backstop Insurer" under such Insurance Documents (as determined by the Lender in its reasonable discretion). Such a Written Agreement shall, in each case, be accompanied by opinions of counsel of recognized standing substantially in the form of opinions of counsel for the Backstop Insurer delivered to the Lender, or in the case of an Acceptable Letter of Credit modified mutatis mutandis (in each case as determined by the Lender in its reasonable discretion). For a Surety-Appointed Wrap Surety, the Parties agree to execute and deliver such additional instruments as may be reasonably required by Surety and/or Wrap Surety in order to confirm their respective rights and obligations hereunder. Trustee acknowledges that such a Wrap Surety may require that Written Directions that would otherwise only need to be given by Surety may thereafter require consent by Wrap Surety, that (subject to terms of this Trust Agreement) Surety Premiums may be shared between Surety and Wrap Surety, and that some or all of the Collateral that has been Posted in accordance with
                  Section 1.6 below may be returned to Surety while other portions thereof may continue to be pledged to support the obligations of the Surety under the Surety Bond. Notwithstanding the forgoing, no Wrap Surety shall be permitted hereunder unless Lender has received written confirmation from each of the relevant rating agencies that such Wrap Surety will result in the rating then assigned to any securitization transaction relating to the Note (or the effective rating of the Loan) to be no lower than AA ("double A") or its equivalent.

         (ii) During the continuance of a Surety Event of Default, or if the rating of the Surety or Backstop Insurer is reduced below Investment Grade or otherwise withdrawn or suspended, Lender may itself arrange for a Wrap Surety (a "LENDER-APPOINTED WRAP SURETY") which may receive as compensation all Surety Premiums thereafter arising (other than the Termination Premium) and any Premium Escrow then existing.

      (d)(i) If there is a Surety Replacement, the Substitute Surety must assume in writing, pursuant to an assumption agreement in form and substance satisfactory to Lender, or pursuant to an Acceptable Letter of Credit, all obligations of Surety hereunder (including Section 5.10 hereof), under the Surety Bond and the other Insurance Documents, and immediately upon such assumption or execution of such documents, Surety and Backstop Insurer shall be automatically and irrevocably relieved from their respective obligations under the Surety Bond, Backstop Policy and the other Insurance Documents, and shall have no further rights thereunder, provided, however, any such replacement shall not be permitted unless Lender has received written confirmation from each of the relevant rating agencies that such replacement will result in the rating then assigned to any securitization transaction relating to the Note (or the effective rating of the Loan) to be no lower than AA ("double A") or its equivalent, and provided further, if the cure described in this paragraph is made pursuant to an Acceptable Letter of Credit, Surety hereby acknowledges that it shall remain liable for the obligations of Surety under
                  Section 5.10 of this Trust Agreement.

         (ii) During the continuance of a Surety Event of Default, or if the rating of the Surety or Backstop Insurer is reduced below Investment Grade or otherwise withdrawn or suspended, a Surety Loss of Premium shall occur and Lender may itself arrange for a Substitute Surety. Even during the continuance of any such Surety Event of Default, any such Surety Replacement by Lender shall be conditioned upon the satisfaction of the other conditions set forth in Section (d)(i) above. Surety hereby acknowledges that pursuant to any such Surety Replacement arranged by Lender, Lender shall be entitled to use the amount of the Premium Escrow in connection with the arrangement of such Surety Replacement, and the Surety shall automatically and irrevocably forfeit all Surety Premiums thereafter accruing, including the Termination Premium, without further action on the part of the Surety or any other Person.

         (iii) Upon completion of any Surety Replacement arrangement (whether arranged by Surety, Lender or otherwise), Lender shall promptly (and in any case within three Business Days of the effectiveness of such Surety Replacement) direct Trustee to release to Surety any and all Posted Collateral, the Premium Escrow, the Surety Bond and the Backstop Policy in accordance with Section 1.8 to this Trust Agreement.

         (e) Lender acknowledges that if Surety Posts Collateral in such amounts and at such times as permitted under Sections 1.2 through 1.4 above, Surety may delay the time when a Change of Control and Consent, a Premium Escrow and a Surety Loss of Premium would otherwise occur in accordance with Sections 1.2 through 1.4 above. Lender further acknowledges that a 55% Posting (as to a Non-Performance Period) or a 50% Posting (as to a Performance Period) within the time periods described in Sections 1.2 through 1.4 above, shall constitute a cure of the Downgrade Surety Defaults described therein.

1.6      SECTION SURETY POSTING OF COLLATERAL; PREMIUM ESCROW.

         (a) (i) For purposes of Section 1.2 through 1.5 of this Trust Agreement, a "POSTING" of a letter of credit as collateral (a "POSTING OF COLLATERAL") shall be deemed to have occurred upon the delivery of a letter of credit satisfying the requirements of clause (ii) of Section 1.5(a).

             (ii) For purposes of Sections 1.2 through Section 1.5 of this Trust
                  Agreement, a "POSTING" of any instrument (other than a letter of credit) as collateral (a "POSTING OF COLLATERAL") shall be deemed to have occurred upon the satisfaction of the following conditions: (A) Surety grants and conveys to Trustee (for and on behalf of Lender), as security for the obligations of Surety under the Surety Bond, a valid and enforceable first lien on and first perfected security interest in one or more Eligible Instruments (as hereinafter defined), in each case free and clear of any other lien, encumbrance or claim on such Eligible Instrument, (B) such Eligible Instruments satisfy the maturity conditions set forth in subsection (b) below, and (C) Surety delivers to Trustee and Lender a legal opinion in form and substance reasonably satisfactory to Lender, to the effect that Trustee has a valid and enforceable first perfected security interest in such Eligible Instruments. Without limiting the foregoing, Surety shall from time to time, as and when reasonably requested by Lender, deliver to Trustee and Lender one or more instruments confirming the pledge described in the preceding clause (A) and one or more opinions of counsel in form and substance reasonably satisfactory to the Lender to the effect that Trustee has a valid and enforceable first perfected security interest in any Posting of Collateral (other than a letter of credit) then pledged to Trustee.

         (b) For purposes of Section 1.6(a), (i) if Eligible Instruments are pledged as a Posting of Collateral during the Non-Performance Period, a portion of such Eligible Instruments equal in value to the Designated Sum (as defined below) shall have a maturity, as of the date as of which they are pledged pursuant to such Section 1.6(a), that is not more than one year, and the remainder of such Eligible Instruments shall have a maturity, as of the date as of which they are pledged pursuant to such Section 1.6(a), that does not exceed the remaining number of full calendar months from the date of such pledge to and including the Maturity Date and (ii) if Eligible Instruments are pledged as a Posting of Collateral during the Performance Period, such

Eligible Instruments shall have a maturity not exceeding the remaining number of full calendar months from the date of the pledge to and including the Maturity Date. "DESIGNATED SUM" means an amount equal to the greater of (A) zero and (B) the remainder of (x) the product of (1) the principal amount outstanding under the Loan at the time of the Posting, multiplied by (2) the number of full calendar months from the date of the Posting to and including the Maturity Date, multiplied by (3) the Interest Rate (as defined in the Note) divided by 12 less
(y) the amount of any Acceptable Letter of Credit that is then issued in favor of Trustee as described in Section 1.6(a)(i).

         (c) The parties hereto acknowledge and agree that the amount of a Posting of Collateral required to be Posted hereunder by Surety in order to effect a Permitted Surety Cure in accordance with Section 1.5 above, shall not in any event exceed as to a Non-Performance Period, fifty-five percent (55%) and as to a Performance Period, fifty percent (50%) of the outstanding principal balance of the Note at the time such Posting of Collateral is required to be Posted in accordance with Sections 1.2 through 1.4 above.

         (d) The parties hereto acknowledge that the Posting requirements, and the periodic increases to such Posting requirements, shall be measured on a cumulative basis, aggregated with all Posting of Collateral previously Posted by Surety to the extent not otherwise used or released. The value of any Posting of Collateral shall be the market value of such Posted Collateral, as calculated by Lender in its good faith discretion, and shall be established as of the time such Posted Collateral is originally Posted.

         (e) Upon the execution and delivery to Trustee of a binding and enforceable agreement by a Surety-Appointed Wrap Surety to reinsure all obligations of Surety under the Surety Bond, in accordance with all applicable requirements of Section 1.5 and the other provisions of this Trust Agreement, Trustee shall, within three (3) Business Days following direction of the Surety and the Wrap Surety (and the written consent of the Lender) to do so, (i) deliver to or at the direction of the Surety and Wrap Surety one or more instruments releasing the lien of this Trust Agreement on any Posting of Collateral that consists of instruments other than letters of credit and (ii) deliver to or at the direction of Surety and Wrap Surety the original documents evidencing Posted Collateral that consists of letters of credit. Upon the payment in full (by Surety or Backstop Insurer) of the Surety Bond Amount pursuant to a claim under the Surety Bond, Trustee shall, within three (3) Business Days following direction of Surety to do so, (i) deliver to or at the direction of Surety one or more instruments releasing the lien of this Trust Agreement on any Posted Collateral that consists of instruments other than letters of credit and (ii) deliver to or at the direction of Surety the original documents evidencing Posted Collateral that consists of letters of credit.

         (f) Following the occurrence of any Surety Event of Default, Trustee shall continue to hold (for the benefit of Lender), as security for the obligations of Surety under the Surety Bond and the obligations of Backstop Insurer under the Backstop Policy, any and all Posted Collateral that has been pledged to Trustee, except as provided in the next succeeding sentence. Following the occurrence of any Payment Surety Default and Surety or Backstop Insurer's failure to cure such default by paying sums then due under the Surety Bond or the Backstop Policy (as applicable) within the notice and grace period set forth in Sections 1.2 through
1.4 above, Trustee shall, upon receipt of and in accordance with written instructions from Lender, and in such order as Lender shall instruct, liquidate amounts on deposit in the Premium Fund, sell and liquidate, in a commercially reasonable manner, the Posted Collateral as directed by Lender, and draw upon any letter of credit posted as Posted Collateral; in each case to satisfy sums then due and payable under the Surety Bond.

         (g) For purposes of this Section 1.6, "ELIGIBLE INSTRUMENT" shall mean any of the following: (i) cash, or (ii) Permitted Investments without regard to clause (Y) of the further proviso thereof.

1.7 SECTION NOTICES TO TRUSTEE ON OCCURRENCE OF EVENTS UNDER ARTICLE 1. Lender shall with reasonable promptness give written notice to Trustee and Surety ("ARTICLE 1 EVENT NOTICE") if Lender determines that any of the following (each an "ARTICLE 1 EVENT") have occurred: (i) a Change of Control and Consent has occurred, (ii) a Permitted Surety Cure has been effected or a cure period has been extended, (iii) a Premium Escrow is required or permitted, (iv) a Surety Default or Surety Event of Default has occurred, (v) a Wrap Surety or a Lender-Appointed Wrap Surety has been appointed in accordance with this Trust Agreement, (vi) a Surety Replacement has been effected in accordance with this Trust Agreement, (vii) a Posting of Collateral has been completed, (viii) an Acceptable Letter of Credit has been issued in accordance with Section 1.5 hereof, or (ix) the applicable conditions to a Surety Loss of Premium have been satisfied, in each case pursuant to Article 1 hereof. Trustee shall be entitled to rely upon, and shall be protected in acting upon, a determination by the Lender that an Article 1 Event has occurred. Such Article 1 Event Notice shall be prominently identified as such and shall set forth with specificity which of the foregoing events has occurred. Trustee shall not incur any liability in connection with, and shall act in accordance with, any such Article 1 Event Notice. Lender hereby covenants and agrees that it shall only issue such an
Article 1 Event Notice upon the actual occurrence of one of the events set forth in clauses (i) through (ix) above, and to the extent Lender issues such a notice when the event or events set forth therein have not actually occurred (as determined pursuant to the provisions of this Trust Agreement), Surety shall be entitled to all actions at equity or at law (including without limitation, any breach of contract action) available to it.

1.8 SECTION LENDER RELEASE OF POSTED COLLATERAL, PREMIUM ESCROW AND LETTER OF CREDIT PROCEEDS ACCOUNT. Upon the termination, expiration, cessation or cure of any event giving rise to a Posting of Collateral (including the issuance of any letters of credit) or to the establishment of a Premium Escrow, except to the extent that the establishment and the maintenance of such Posting is required under Article 1 of this Trust Agreement in order to continue the existence of such cure, Lender shall, as applicable, (i) release, or direct Trustee to release, its security interest or other interest in such Posted Collateral and direct Trustee to return such Posted Collateral to Surety, (ii) except as otherwise provided in the definition of "Premium Escrow," release, or direct Trustee to release, its security interest or other interest in such Premium Escrow and direct Trustee to return the amount on deposit therein to Surety, (iii) in the case of any letters of credit, return, or direct Trustee to return, the original of any such letters of credit (together with all certificates and attachments thereto) to Surety, and (iv) release its security interest or other interest in the Letter of Credit Proceeds Account, if any, and direct Trustee to return the amounts on deposit therein (if any) to Surety. Upon any Surety Replacement, Lender shall instruct Trustee to release its security interests or other interests in any Posted Collateral previously Posted by Surety, and shall release and direct Trustee to release and return such Posted Collateral to Surety, together with the Surety Bond and Backstop Policy for cancellation by the Surety.

                                    ARTICLE 2
                     REMEDIES; ACTIONS RELATED TO COLLATERAL

2.1 SECTION EXERCISE OF REMEDIES; ACTIONS RELATED TO COLLATERAL. Each of the Beneficiaries agrees that it shall not exercise, or direct Trustee to exercise, any Remedies each such Beneficiary or Trustee, as applicable, may have, as a result of the occurrence and continuance of any Event of Default, except as permitted in this Trust Agreement. Each Beneficiary agrees that it will have recourse to the Collateral only through Trustee, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or Remedies under the Transaction Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of any of the Secured Obligations, except as otherwise permitted in this Trust Agreement (including, without limitation, Section 5.19 below). Each of the Parties agrees that any proceeds of any casualty insurance policy with respect to any of the Properties and any condemnation awards with respect to any of the Properties shall, subject to any rights of Lessee set forth in the Master Lease, be applied in accordance with Section 4.2 hereof, and any monies realized on the Collateral (including without limitation in the event of the liquidation or sale of the assets of Borrower or Lessee by reason of any Insolvency Proceedings against Borrower or Lessee) shall be applied as set forth in Section 4.2 hereof. Nothing contained in this Trust Agreement shall prevent any Beneficiary from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party and controlling the litigation of such defense, except that Trustee shall direct and control any defense directly relating to the Collateral, or any one or more of the Security Documents, as directed by a Written Direction and in accordance with the provisions of this Trust Agreement. In addition, nothing contained in this Trust Agreement shall prevent any Beneficiary from enforcing its rights under this Trust Agreement against any other Beneficiary, Lessee, Guarantor or Trustee. In the case of Borrower, nothing contained in this Section 2.1 shall be interpreted as modifying the restrictions upon Borrower contained in Section 2.6(b).

2.2      SECTION SUBORDINATION; ACCOUNTING; ADJUSTMENTS.

         (a) Each Beneficiary agrees that its right to receive payment of Secured Obligations owed to it will be subordinate to the rights of the Beneficiaries with a superior right to payment as set forth in Article II of the Flow of Funds Agreement or Section 4.2 hereof. Such subordination shall be accomplished by the application of the Revenues on each Distribution Date in the order described in Article II of the Flow of Funds Agreement and Section 4.2 hereof and by the other terms of this Trust Agreement.

         (b) Each of the Parties agrees to render an accounting to Trustee or any of the other Parties of the amounts of the outstanding Secured Obligations, receipts of payments from Borrower or Lessee or amounts realized from the Collateral and of other items relevant to the provisions of this Trust Agreement upon the reasonable request from one of the Parties as soon as reasonably practicable after such request. Upon the written request of any Beneficiary, Trustee agrees to render an accounting for any amount received by Trustee under this Trust Agreement.

         (c) Each of the Beneficiaries agrees that to the extent any payment of any Secured Obligations is made to it hereunder, under the Reimbursement Agreement, under any of the Transaction Documents or otherwise, it shall, unless
(x) the Beneficiaries which are entitled to receive payment in higher priority to such Beneficiary have been paid all amounts then entitled to the benefits of such higher priority or (y) such Beneficiary is Lender and such payment constitutes proceeds of the Surety Bond or the Backstop Policy, hold such funds in trust for the benefit of such Beneficiaries entitled to such payment and shall promptly (and in any case, within three (3) Business Days) pay such funds to Trustee. Trustee shall apply any such amounts received by it as provided and in accordance with Section 4.2 hereof or Article II of the Flow of Funds Agreement, as applicable.

         (d) Each of the Beneficiaries agrees that, notwithstanding anything to the contrary contained in the Lease Documents or any other Transaction Documents, all Liens created or arising pursuant to the Lease Documents shall be subordinate to all Liens created or arising pursuant to the Loan Documents.

2.3 SECTION CONTESTING LIENS OR SECURITY INTERESTS; NO PARTITIONING OR MARSHALLING OF COLLATERAL; CONTESTING OBLIGATIONS.

         (a) No Party shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared preferential or fraudulent or have set aside any Lien or other security granted or assigned to: (i) Trustee,
(ii) Borrower or (iii) SELCO with respect to the Excluded Collateral Agreement; each Party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens.

         (b) Notwithstanding anything to the contrary contained in any Transaction Document, except as provided in this Trust Agreement, no Party shall have the right, as against any other Party, to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Secured Obligations by Trustee, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and each Party hereby waives any such right. Each Party hereby waives any and all rights, as against any other Party, to have the Collateral, or any part thereof, marshaled upon any foreclosure of any of the Liens securing the Secured Obligations.

         (c) No Party shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Secured Obligations. In the event any Secured Obligations are invalidated, avoided, declared fraudulent or set aside for the benefit of Borrower or Lessee, each Party agrees that such Secured Obligations shall nevertheless be considered to be outstanding for all purposes of this Trust Agreement.

2.4 SECTION REMEDIES VESTED IN TRUSTEE; DIRECTION OF PROCEEDINGS BY CONTROLLING PARTY. All rights of action under the Transaction Documents (other than the Surety Bond and the Backstop Policy), at law or in equity, including the right to file proof of claims with respect to any of the Secured Obligations may be enforced by Trustee without the possession of any of the Secured Obligations or the production thereof in any trial or other proceedings relating thereto. However, Trustee shall have no obligation or responsibility to exercise or initiate any right, remedy, claim or other action under or pursuant to any Transaction Document unless and until Trustee has received an appropriate Written Direction. Any such suit or proceeding instituted by Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Beneficiaries, and any recovery of judgment shall be for the benefit of the Beneficiaries in accordance with priorities established in the Flow of Funds Agreement and in this Trust Agreement. Trustee shall have the right to decline to comply with any Written Direction if Trustee is advised by counsel in writing that the action so directed may not lawfully be taken.

2.5 SECTION APPOINTMENT OF SERVICER. The Parties hereby acknowledge and agree that Lender may, at the expense of Guarantor (which expense shall not exceed $25,000), appoint a servicer (or a servicer and a "special servicer") of nationally recognized standing with experience in servicing loans secured by Assisted Living Facilities (such servicer and any "special servicer", the "SERVICER") which is on a list of servicers approved by the Rating Agency and which Servicer will agree to act as servicer pursuant to a servicing agreement in form and substance satisfactory to Lender, with the consent of Surety, which consent shall not be withheld if such agreement does not vitiate or otherwise deprive Surety of any of its rights or benefits under this Trust Agreement (the "SERVICING AGREEMENT"). Notwithstanding such appointment, all Parties shall continue to copy Surety on all notices which it is entitled to receive hereunder and Lender shall be free from time to time to terminate such Servicer and appoint a new servicer from time to time to the extent such new servicer satisfies the criteria set forth in this Section 2.5. The ordinary monthly fees of the Servicer shall be the expenses of the Lender. With respect to the foregoing: (i) Trustee may, and shall if it receives a Written Direction, become a party to the Servicing Agreement for the purpose of performing any of its duties hereunder through the Servicer as contemplated by Section 5.9 hereof;
(ii) Trustee's duties and rights hereunder may be modified by the Servicing Agreement without the consent of any Party hereto other than the Lender and Trustee, provided that the modification does not adversely affect the rights of any Beneficiary; (iii) the Servicer shall be entitled to receive payments pursuant to this Trust Agreement of any amounts (including Collateral Collection Expenses and other Loan Obligations) owing to it under the Servicing Agreement to the extent Trustee would be entitled to be paid the amount hereunder if it had performed the actions giving rise to the same, and the payments to said Servicer shall be entitled to the same priority hereunder as Trustee would have been entitled to; and (iv) the Servicer shall be entitled to all indemnities and protections provided Trustee hereunder to the extent it is performing duties which Trustee would otherwise have performed hereunder.

2.6      SECTION RIGHTS AND REMEDIES OF CONTROLLING PARTY; RIGHTS OF BORROWER.

         (a) Rights and Remedies of Controlling Party. The Controlling Party shall not have any right to institute any suit, action or proceeding in equity or at law for the exercise of any Remedy or the realization upon the Collateral or for the appointment of a receiver or any other proceedings under the Transaction Documents, unless: (i) an Event of Default under the Loan Agreement shall have occurred, and (ii) such Controlling Party shall have offered Trustee reasonable opportunity (but in no event more than ten (10) days) either to proceed to exercise the powers herein granted or to institute such action, suit or proceeding in its own name, and unless Trustee shall thereafter fail or refuse to exercise the powers herein granted, or to institute such action, suit or proceeding in its own name; and such notification and direction are hereby declared in every case at the option of Trustee to be conditions precedent to the execution of the powers and trusts granted by this Trust Agreement and to any action or cause of action for the enforcement of this Trust Agreement, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Parties (including the Controlling Party) shall have any right in any manner whatsoever to affect, disturb or prejudice the Liens on the Collateral by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided.

          (b) Rights of Borrower. Until all of the Secured Obligations described in clauses (i) through (vii) of Section 4.2(a) of this Trust Agreement and clauses (i) through (vi) of Section 4.2(b) of this Trust Agreement have been paid and satisfied in full, Borrower shall not have the right to exercise, or be entitled to direct Trustee to exercise, any Remedies or institute any suit, action or proceeding for the enforcement of the Secured Obligations owed to it. Upon payment in full of all amounts owed to the Surety, Backstop Surety and Lender constituting Secured Obligations and receipt by the Trustee of written acknowledgment of the same from the Surety, Backstop Surety and Lender, Trustee shall be entitled to rely upon directions delivered to it by Borrower as to all matters relating to this Trust Agreement. In no event shall the Borrower become a Controlling Party or Non-Controlling Party under this Trust Agreement. Notwithstanding the foregoing or any other provision in this Trust Agreement to the contrary, if a payment default has occurred under the Master Lease and such default remains uncured for a period of thirty (30) days, or if SELCO is otherwise permitted to draw upon the Excluded Collateral in accordance with the terms set forth in the Participation Agreement, SELCO may exercise its remedies under the Excluded Collateral Agreement with respect to the Excluded Collateral.

2.7 SECTION TERMINATION OF PROCEEDINGS. In case Trustee shall have proceeded to enforce any right under this Trust Agreement or any Loan Document by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Trustee, then and in every case the Parties shall, subject to any determination in such proceeding, be restored to their former position and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Trustee shall continue as if no such proceedings had been taken.

2.8 SECTION LIMITATIONS ON RIGHTS OF THE SURETY TO ACT AS CONTROLLING PARTY. Notwithstanding anything contained in this Trust Agreement to the contrary, if a Change of Control and Consent has occurred and is continuing, the Surety shall have no rights to act as Controlling Party and Lender shall be the Controlling Party. This Section 2.8 shall not in any way limit or affect the rights of Surety to act, prior to a Surety Event of Default, as Non-Controlling Party under the terms of this Trust Agreement.

2.9 SECTION CONTROLLING PARTY ADMINISTRATION OF TRANSACTION DOCUMENTS. In addition to all of the specific rights granted to the Controlling Party pursuant to this Trust Agreement (including, without limitation, the rights granted to the Controlling Party under the other provisions of this Article 2), the Controlling Party shall have the right, unless otherwise expressly limited by the terms hereof (such as in Section 2.6 or in the case of Material Actions addressed in Section 2.10 below or in Section 2.10(f) hereof), to take, through Trustee, all actions under all of Transaction Documents (other than the Surety Bond and Backstop Policy) which are available to any Beneficiary, including, without limitation, (i) the right, upon the occurrence of an Event of Default under the Loan Agreement to direct the Lender, in writing, to accelerate all principal and interest due on the Note, (ii) the right to direct Trustee to grant any consent under such Transaction Documents (other than the Surety Bond and the Backstop Policy) or waive any breach of any provision, representation or covenant set forth in the Transaction Documents, (iii) the right, upon the occurrence of an Event of Default under the Master Lease to direct the Borrower, in writing, to accelerate all of the obligations of the Lessee under the Master Lease or otherwise effect any remedy available to the Borrower under the Master Lease, and (iv) the right to direct the actions taken by Trustee with respect to the Borrower or the Lessee, the Collateral and any of the other rights in favor of Trustee pursuant to the Transaction Documents, including without limitation, power of sale or judicial foreclosure of the liens against any of the Properties, seeking the judicial appointment of a receiver or receivers for all or any portion of the Properties, pursuing all rights and remedies against all Deposit Accounts and other pledged or escrowed funds and foreclosure of all property pledged pursuant to the Security Documents. In furtherance of the foregoing, each of Lender and Borrower hereby agrees that so long as Surety is the Controlling Party hereunder, neither Lender nor Borrower shall, nor shall it have the right to, declare an Event of Default under the Loan Agreement or the Master Lease (as applicable) or accelerate all or any portion of the Loan or any of the obligations of the Lessee under the Master Lease. Trustee shall be allowed to assume that any Written Direction from the Controlling Party is authorized under this Trust Agreement or is within the rights of the Controlling Party hereunder until Trustee is otherwise notified in writing by the Non-Controlling Party. Trustee shall provide the Non-Controlling Party with a copy of any Written Direction received by Trustee from the Controlling Party.

2.10     SECTION MATERIAL ACTION; PROHIBITED ACTIONS.

         (a) Each of Surety and Lender hereby covenants and agrees that if it is the Controlling Party, it shall provide prompt written notice to (i) the other if it proposes to instruct Trustee to take any Material Action and (ii) to Borrower if it proposes to instruct Trustee to take the Material Action described in clause (b) of the definition of "Material Action." Notwithstanding anything contained in this Trust Agreement to the contrary, (i) Trustee shall take no action that it has been advised in writing by Lender or Surety constitutes a "Material Action" hereunder, unless Trustee has first received a Written Direction executed by both the Controlling Party and the Non-Controlling Party, if any, and (ii) the Controlling Party shall not take, or instruct Trustee to take, any Material Action without receiving the prior consent of the Non-Controlling Party, if any. Unless Trustee has received written notice from either Lender or Surety that any action or matter constitutes a "Material Action," Trustee shall be allowed to assume that any action, proposal or matter before it is not a Material Action and is authorized by the terms of this Trust Agreement or an applicable Loan Document. Trustee shall have no duty or obligation to inquire or investigate any matter to determine whether or not it is a Material Action or is authorized or allowed under this Trust Agreement or any other Transaction Document. If within ten (10) Business Days following its receipt of written notice as contemplated by the first sentence of this paragraph, the Non-Controlling Party does not either consent to a course of action regarding a Material Action as described in the notice (which notice shall be prominently and clearly identified as a notice of Material Action and setting forth in detail the proposed Material Action) from the Controlling Party (the "PROPOSED ACTION PLAN") or send a notice specifying the Non-Controlling Party's objections thereto, the Proposed Action Plan shall be deemed to be acceptable to the Non-Controlling Party. If the Non-Controlling Party does timely object to the Proposed Action Plan, and the Controlling Party and Non-Controlling Party (if any) are not able to resolve their dispute, the action or course of action described in the Proposed Action Plan shall not be taken.

         (b) Surety hereby acknowledges, covenants and agrees for the benefit of Lender that (i) Surety shall not itself take and shall not instruct Trustee to take any of the following actions in regard to any of the Transaction Documents without the prior written consent of the Lender: (u) agree in writing (or otherwise in a manner binding on Lender) to any change in the Interest Rate, the Maturity Date or the prepayment restrictions set forth in the Note, (v) agree in writing (or otherwise in a manner binding on Lender) to modify or waive any provision of the Loan Documents that would affect the timing or amount of any scheduled payments under the Note or any provision of Section 2 of the Note, (w) forgive in writing (or otherwise in a manner binding on Lender) any amounts payable under the Note, (x) the release or impairment of the lien of Trustee on any material portion of the Collateral, (y) any action that would have the effect of impairing the ability of Trustee or the Lender to enforce the Loan Documents in accordance with their respective terms or any action that would have the effect of amending or modifying the terms and conditions of Section 4.4 of the Loan Agreement, or (z) any action that would have the effect of impairing the value of the Collateral as security for the Loan, and (ii) Surety, if it is the Controlling Party, shall instruct Trustee to enforce the Remedies under the Loan Documents in the case of any Event of Default under the Loan Agreement specified in Section 7.1(d) of the

Loan Agreement if such Event of Default results, or will result in, a material impairment of the value of, or the ability of the Lender to timely realize upon, the Collateral as security for the Loan. The foregoing actions described in clause (i) above shall be forbidden actions of Surety regardless of whether Surety is the Controlling Party or the Non-Controlling Party hereunder. Except as set forth in clause (ii) of the first sentence of this paragraph, the foregoing shall not limit or affect Surety's right, while Surety is the Controlling Party, to waive or forbear (so long as such waiver or forbearance is not in writing or made in a way otherwise binding on Lender) from pursuing some or all Remedies against Borrower upon the occurrence of an Event of Default.

         (c) Lender hereby acknowledges, covenants and agrees for the benefit of Surety that, prior to a Surety Event of Default or a downgrade of Surety's or Backstop Insurer's S&P Rating below Investment Grade, Lender shall not itself take and shall not instruct Trustee to take, without the prior written consent of the Surety, any of the following actions in regard to the Note or the Loan
Agreement: (i) modify in writing the Interest Rate or the Maturity Date, or (ii) agree in writing to forbear from collecting some or all of the regularly scheduled principal, interest, escrows and other reserves provided for in the Loan Documents, or (iii) modify in writing the Note to increase the principal balance or the rate of amortization thereunder. The foregoing shall be forbidden actions of Lender regardless of whether Lender is the Controlling Party or the Non-Controlling Party hereunder. The foregoing shall not limit or affect Lender's right, while Lender is the Controlling Party, to waive or forbear (so long as such waiver or forbearance is not writing) from pursuing some or all Remedies against Borrower upon the occurrence of an Event of Default.

         (d) Trustee shall take no action that it has been advised in writing by Lender or Surety constitutes an action described in clause (i) of Section 2.10(b) or any of clauses (i) through (iii) of Section 2.10(c). Unless Trustee has received written notice from either Lender or Surety that any action, proposal or matter before it constitutes an action described in clause (i) of
Section 2.10(b) or any of clauses (i) through (iii) of Section 2.10(c), Trustee shall be allowed to assume that any action or matter before it is not such an action. Trustee shall have no duty or obligation to inquire or investigate any matter to determine whether or not it is such an action.

         (e) Notwithstanding any provision of this Trust Agreement to the contrary, all rights of Lender under Section 4.4 of the Loan Agreement shall be exercisable exclusively by Lender.

         (f) Notwithstanding anything in this Trust Agreement or any other Transaction Document to the contrary (including, without limitation, Sections
7.14 and 7.15 hereof), no changes or modifications shall be made to any Transaction Document to which Borrower is a party without Borrower's prior written consent if such change or modification: (1) increases the term of the Master Lease or the Note; (2) adversely affects the priority or timing of the payments due to Borrower under either the Trust Agreement or the Flow of Funds Agreement; (3) changes the Maximum Lessee Risk Amount; (4) adversely changes any indemnities payable to Borrower or SELCO under the Transaction Documents; (5) decreases the Yield, increases the Interest Rate payable under the Note (unless such increase is offset by a corresponding reduction in Surety Premiums), increases the aggregate principal amount of the Note, decreases the Rent payable under the Master Lease or otherwise adversely affects the timing of any payments due to

Borrower with respect to the foregoing; (6) materially and adversely affects the insurance requirements of any insurance policy that names the Borrower as an additional insured; (7) adversely changes Sections 29, 30, 31 or 35 of the Master Lease; or (8) changes in the definition of a Tolling Default or to this
Section 2.10(f).

         (g) Notwithstanding anything in this Trust Agreement or any other Transaction Document to the contrary, Controlling Party may not waive the consequences of a Tolling Default under Sections 29(a), 29(b) or 31(a) of the Master Lease.

2.11 SECTION PROOFS OF CLAIM. Notwithstanding any provision to the contrary contained in this Trust Agreement, the Controlling Party shall have the right or privilege to file, in its own name and in the name of the Non-Controlling Party, proofs of claim under the United States Bankruptcy Code in connection with any Insolvency Proceeding against Borrower, Guarantor or the Lessee, but any amounts received in any such Insolvency Proceedings as a result of any such claims shall be paid to Trustee and disbursed in accordance with Section 4.2 of this Trust Agreement.

2.12 SECTION SUBROGATION. Each of the Parties acknowledges and consents to the Surety's subrogation rights contained in Section 9.19 of the Loan Agreement, and each further acknowledges and agrees that Surety shall be subrogated to all rights of Lender and Lender's rights in and to the Borrower and the Lessee and the Collateral to the extent of any payments made by Surety under the Surety Bond in connection with the Loan; provided, however, all such subrogation rights are subordinate in payment and priority to the rights of Lender as contained in this Trust Agreement and the Flow of Funds Agreement. Nothing in this Trust Agreement shall limit or affect the rights of the Surety as a subrogee of the Parties of any Secured Obligation, or as assignee of the Holder of any Secured Obligation, or any other rights Surety has apart from this Trust Agreement by virtue of subrogation resulting from a payment made by Surety under the Surety Bond or by Backstop Insurer under the Backstop Policy; provided, however, Surety shall not enforce any of its subrogation rights against Borrower or the Collateral until such time as the Loan Obligations have been repaid in full. Without limiting any other provision of this Trust Agreement, the Parties agree to execute such instruments and take such actions as are, in the good faith determination of Surety, necessary to confirm such subrogation and the rights of Surety to receive any sums due in respect of the Secured Obligations (all of which are subordinate in payment and priority to the rights of Lender as contained in this Trust Agreement and the Flow of Funds Agreement), in each case at the expense of Surety and following receipt of written request from Surety, including the instrument proposed to be executed or description of the action proposed to be taken. Borrower acknowledges that to the extent payments are made by Surety or Backstop Insurer under, respectively, the Surety Bond or the Backstop Policy, such payments shall not reduce the principal balance of the Note, or interest thereon, for which Borrower is obligated to repay, even though they may reduce the Surety Bond Amount for which Surety is liable under the Surety Bond and for which Backstop Insurer is liable under the Backstop Policy; provided, however, Surety shall not collect any sum outstanding under the Note which it has already collected under the Reimbursement Agreement, and Surety shall not collect any sum outstanding under the Reimbursement Agreement which it has already collected under the Note.

2.13 SECTION TRANSFER AND RELEASE OF SURETY BOND AND BACKSTOP POLICY. Each of the Parties hereby agrees and acknowledges that, subject to the provisions set forth in the Surety Bond and the Backstop Policy, the Surety and the Backstop Insurer may transfer and assign their respective rights and obligations under such Surety Bond and Backstop Policy to any entity, and in connection with any such transfer, Trustee shall, at the direction of the Controlling Party, accept delivery of any new Surety Bond or Backstop Policy, as the case may be, issued by such entity, and release to the Surety and the Backstop Insurer its Surety Bond and/or Backstop Policy, as the case may be, for cancellation. On and after the date on which any entity delivers such a new Surety Bond or Backstop Policy (as the case may be), such entity shall become the "Surety" or the "Backstop Insurer," as applicable, for the purposes of all of the Loan Documents.

2.14     SECTION MISCELLANEOUS PROVISIONS RELATING TO THE LOAN AGREEMENT.

         (a) Lender covenants and agrees to notify Surety, no later than 5:00 p.m. on the same date that it notifies Trustee (so that Trustee may subsequently make a demand for payment under the Surety Bond) of the occurrence of any Event of Default relating to the non-payment of principal or interest on the Note.

         (b) Borrower covenants and agrees to notify Surety immediately upon becoming aware that it will not be able to make any payment of principal or interest on the Note.

         (c) Borrower hereby agrees that, at the request of Surety, Borrower shall, to the extent permitted by applicable law, defease the Note subject to and in accordance with its provisions, provided that Surety arranges for and pays for the requisite Defeasance Collateral (as defined in the Note) and provided that Surety pays all costs and expenses in connection with any such defeasance. Surety hereby acknowledges to Lender that it is familiar with the terms and conditions of Sections 6(b) through 6(i) of the Note. Borrower hereby irrevocably grants to Surety a power of attorney, coupled with an interest, to defease the Note, upon prior written notice to Borrower, in the name of and on behalf of Borrower, all as permitted under the Note and to the extent permitted under applicable law. To the extent any such defeasance occurs at the direction of Surety, Surety shall be the Controlling Party for the remaining term of the Surety Bond (without regard to the operation of any other provision hereunder, including, without limitation, any provisions relating to Change of Control and Consent set forth in Article 1 hereof.)

         (d) Lessee covenants and agrees to notify Surety immediately upon becoming aware that it will not be able to make any payment of Rent due under the Master Lease.

2.15 SECTION MISCELLANEOUS PROVISIONS RELATING TO THE MASTER LEASE. Borrower covenants and agrees to notify Surety, no later than 5:00 p.m. on the same date that it notifies Trustee of the occurrence of any Event of Default relating to any non-payment of Rent under the Master Lease.

2.16 SECTION NO PLAN ASSETS. Surety hereby represents and warrants to Trustee and to the Lender that neither Surety nor Backstop Insurer is or will be
(i) an employee benefit plan (as
defined in Section 3(3) of ERISA) which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or (iii) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code. In the event that on any date on which any payment is required to be made by Surety under the Surety Bond or by Backstop Insurer under the Backstop Policy, the foregoing representation is not accurate, Surety shall take all such actions as may be necessary, including, but not limited to, applying for an individual prohibited transaction exemption from the United States Department of Labor, so that any required payments may be made by Surety under the Surety Bond without violating the "prohibited transaction" restrictions set forth in Section 406 of ERISA and Section 4975 of the Code.

                                    ARTICLE 3
             FUNDS; DEPOSIT ACCOUNTS; SURETY BOND; LETTERS OF CREDIT

3.1      SECTION INTENTIONALLY OMITTED

3.2      SECTION CAPITAL IMPROVEMENTS ACCOUNT.

         (a) Establishment of Capital Improvements Account. Trustee has established a separate account at First Chicago, meeting the requirements of an Eligible Account, which account shall be known as the "CAPITAL IMPROVEMENTS ACCOUNT", account number 204685-000. Upon execution of this Trust Agreement, Lessee shall deposit with Trustee an amount equal to $225,000 (the "INITIAL CAPITAL IMPROVEMENTS AMOUNT"). $125,000 of the Initial Capital Improvements Amount shall be used to satisfy, within 180 days of the Closing Date, those capital improvements set forth in the Property Condition Reports prepared by Environmental Management Group, Inc. (the "INITIAL CAPITAL IMPROVEMENTS"), which Property Condition Reports have been delivered to and approved by Lender in connection with the Closing, which capital improvements the Lessee hereby agrees to complete, in a good and workmanlike manner free of any liens or claims. $100,000 of the Initial Capital Improvements Amount (the "WEST ORANGE AMOUNT") shall be held until all conditions to the issuance of an "unconditional certificate of occupancy" for the Assisted Living Facility located in West Orange, New Jersey (the "WEST ORANGE FACILITY") have been satisfied. Lessee's failure to secure an "unconditional certificate of occupancy" for the West Orange Facility on or before September 15, 1999 shall constitute an Event of Default. Provided that Lessee shall obtain and deliver such "unconditional certificate of occupancy" with respect to the West Orange Facility in form and substance acceptable to Lender on or before September 15, 1999, Controlling Party shall direct Trustee to promptly release the West Orange Amount to the Lessee. In addition to the Initial Capital Improvements Amount, from time to time as required by the Flow of Funds Agreement, the Lessee shall deliver additional monies to Trustee, which additional amounts Trustee shall deposit in the Capital Improvements Account, and which sums, together with the Initial Capital Improvements Amount shall be designated as "CAPITAL IMPROVEMENTS FUNDS."

         (b) Initial Capital Improvements and Agreement to Complete Improvements. Upon execution hereof, the Lessee shall commence the Initial Capital Improvements immediately following the date hereof and shall at all times thereafter diligently pursue the completion of all

Initial Capital Improvements. For all Capital Improvements included in the Budget or otherwise authorized by the Controlling Party subsequent to the date hereof, Lessee (or its designee) shall complete such improvements within the time frame set forth in the Budget or within 12 months within the date such Capital Improvements are so authorized by the Controlling Party or within such other completion period as Controlling Party may specify in writing. All Capital Improvements shall be made in a good and workmanlike manner and shall be completed free and clear of any mechanic's or materialman's liens and encumbrances. Lessee shall pay all costs necessary for completion of the Capital Improvements without regard to the sufficiency of the funds in the Capital Improvements Account.

         (c)     Disbursements from the Capital Improvements Account.

                 (i) Upon written request from Lessee, the Controlling Party may authorize Trustee to disburse to Lessee amounts from the Capital Improvements Account to reimburse the Lessee for the actual cost of any Capital Improvement. No disbursement shall be made unless Controlling Party has determined that such disbursement complies with the requirements of this Section 3.2 and authorized Trustee in writing to make such disbursement.

                 (ii) To the extent that a particular capital expenditure has been provided for in the Budget or previously approved in writing by the Controlling Party, Lessee shall be entitled to payment of invoices presented to the Controlling Party so long as the following procedures are followed: Lessee shall submit a request for payment of an invoice in writing (an "INVOICE PAYMENT REQUEST") which (i) sets forth the Capital Improvement (from the Budget or from the approval by the Controlling Party) for which such request relates, (ii) states whether such payment relates to equipment, materials or labor, or a combination thereof, (iii) to the extent such payment relates to equipment or materials, gives a brief summary of the items purchased and their purpose, (iv) to the extent such payment relates to labor, gives a brief description of the labor performed and its purpose, and (v) attaches the applicable invoice for payment, clearly indicating the items covered thereby and for which of the Properties such invoice relates. Upon presentation of an Invoice Payment Request in form and substance satisfactory to the Controlling Party, the Controlling Party shall instruct Trustee to withdraw the applicable amount from the Capital Improvements Account and remit the funds to Lessee for payment of such invoice.

                 (iii) To the extent the Lessee has already paid for a budgeted or otherwise approved Capital Improvement, Lessee may make a request for reimbursement and disbursement from the Capital Improvements Account, which request (a "CAP EX. REIMBURSEMENT REQUEST") shall be made by a Lessee on a form provided or approved by the Controlling Party and which shall specify (i) the specific Capital Improvement for which payment is requested, (ii) the quantity and price of each item purchased if the Capital Improvement includes the purchase or replacement of specific items (such as appliances), (iii) the price of all materials (grouped by type or category) used in any Capital Improvement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services involved in the Capital Improvement for which such request for disbursement is made. The requesting Lessee shall certify that the Capital Improvements covered by the requisition have been completed in a good and workmanlike manner and in accordance with any plans and specifications previously approved by the Controlling Party and that all such Capital Improvements are in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority, agency or instrumentality having jurisdiction over any of the Properties. Each request for reimbursement shall include copies of invoices for all items or materials purchased and all labor or services provided and include evidence of payment satisfactory to the Controlling Party.

                 (iv) If (i) the cost of a Capital Improvement exceeds $50,000,
         (ii) the contractor performing the work with respect to a Capital Improvement under a written contract requires periodic payments, and
         (iii) the Controlling Party has approved in writing in advance such periodic payments, a request for disbursement from the Capital Improvements Account may be made by Lessee after completion of a portion of the work under such contract, (provided that the contract requires payment upon completion of such portion of the work), but only if (1) the materials for which the request for disbursement has been made are on site at the Property and are properly secured or have been installed in the Property, (2) the remaining funds in the Capital Improvements Account designated by the Controlling Party for such Capital Improvement are, in Controlling Party's judgment, sufficient to complete that Capital Improvement, (3) if required by the Controlling Party, each contractor or subcontractor receiving payment under such contract has provided a release of liens for amounts previously paid to that contractor or subcontractor and a mechanics' lien waiver from such contractor or subcontractor duly recorded, if appropriate, all in form and substance satisfactory to Controlling Party, (4) the Controlling Party has approved the plans and specifications for such Capital Improvement, and (5) if required by the Controlling Party, Lessee shall provide an architect's certificate in connection with such Capital Improvement in form and substance satisfactory to Controlling Party.

                 (v) The Lessee shall not make a request for disbursement from the Capital Improvements Account more frequently than once in any calendar month. Other than in connection with the final request for disbursement, Lessee shall not request disbursements from the Capital Improvements Account in an amount of less than $5,000.

Notwithstanding the foregoing, if any time Controlling Party shall certify that an Event of Default has occurred and is continuing, then Controlling Party may direct Trustee to disburse funds from the Capital Improvements Account either to pay any unpaid amounts in the order of priority set forth in Article II of the Flow of Funds Agreement, or applied as if the same were proceeds of Collateral in accordance with Section 4.2 of this Trust Agreement. Such a direction from Controlling Party will instruct Trustee with specificity exactly which Parties are to receive disbursements and the amounts thereof.

                 (d) Completion of Capital Improvements. Trustee's disbursement of Capital Improvements Funds or other acknowledgment of completion of any Capital Improvement shall not be deemed a certification by Lender, Surety or Trustee that the Capital Improvement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority or agency. Lessee shall at all times have the sole responsibility for insuring that all Capital Improvements are completed in accordance with all such governmental requirements.

                 (e) Investment. Monies in the Capital Improvements Account shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and earnings thereon shall be credited to the Capital Improvements Account.

3.3      SECTION LEASE RESERVE ACCOUNT.

         (a) Establishment of Lease Reserve Account. Trustee has established a separate account at First Chicago under Trustee's sole dominion and control, meeting the requirements of an Eligible Account, which account shall be known as the "Lease Reserve Account", account no. 204685-001 (the "LEASE RESERVE ACCOUNT"). Each of Lessee, Guarantor and Borrower hereby acknowledges that it has no further ownership of the Lease Reserve Account and funds therein and has no rights thereto, except as expressly provided herein.

         (b) Funding of Lease Reserve Account. In accordance with the provisions of Article II of the Flow of Funds Agreement, Lessee or Guarantor, as applicable, shall make deposits into the Lease Reserve Account up to the then applicable Lease Reserve Cap (as defined below). Notwithstanding the foregoing, so long as a Lessee Triggering Event has not occurred, Lessee's and Guarantor's obligation to fund the Lease Reserve Account on any Distribution Date shall be limited to the amount of excess Revenues, if any, available after payment of all Benefitted Items specified in Category 2.1(i) to and including Category 2.1
(xiii) of the Flow of Funds Agreement ("NET CASH FLOW") on such Distribution Date. With respect to any Lease Coverage Period, the amount required to be maintained by Lessee in the Lease Reserve Account shall be determined based upon the Lease Coverage Ratio during such Lease Coverage Period as set forth in the chart below (such amount, the "LEASE RESERVE CAP"):

         Lease Coverage Ratio (or LCR)       The amount of the Lease Reserve Cap shall be:
         -----------------------------       --------------------------------------------
                                             the product of:

         LCR greater than 1.40                      1  multiplied by the sum of the
                                                       immediately preceding month's Base
                                                       Rental and Contingent Surety Rental

         LCR greater than 1.35, but less
                 than or equal to 1.40              2  multiplied by the sum of the
                                                       immediately preceding month's Base
                                                       Rental and Contingent Surety Rental

         LCR greater than 1.30, but less
                 than or equal to 1.35       3 multiplied by the sum of the immediately preceding
                                             month's Base Rental and Contingent Surety Rental


         LCR greater than 1.20, but less
                 than or equal to 1.30       6 multiplied by the sum of the immediately preceding month's
                                             Base Rental and Contingent Surety Rental

         LCR greater than 1.10, but less
                 than or equal to 1.20       12 multiplied by the sum of the immediately preceding month's
                                             Base Rental and Contingent Surety Rental (the "MAXIMUM REQUIRED
                                             LCR AMOUNT")

         LCR less than or equal to 1.10      The greater of (i) the product of 12 multiplied by the sum of the immediately preceding month's Base Rental and Contingent Surety
                                             Rental, and (ii) Net Cash Flow during all Lease Coverage Periods for which the LCR is less than or equal to 1.10.

         (c) Lessee Triggering Event. Upon the occurrence of a Lessee Triggering Event, if the balance in the Lease Reserve Account is less than the amount of the Lease Reserve Cap required at such time as determined by the Controlling Party, the Controlling Party shall instruct Trustee to (i) require Lessee to deposit cash into the Lease Reserve Account in an amount equal to the Lease Reserve Deficiency (as hereinafter defined), or (ii) establish the Lessee Letter of Credit Proceeds Account described in Section 3.13 hereof and require the Lessee to post an irrevocable and unconditional letter of credit from a financial institution having a long term debt rating of "A" or higher from S&P and otherwise acceptable to the Controlling Party (a "LESSEE LETTER OF CREDIT") in an amount equal to the Lease Reserve Deficiency. "LEASE RESERVE DEFICIENCY" shall mean an amount equal to the difference between (i) the amount of the Lease Reserve Cap required at any time (not to exceed the Maximum Required LCR Amount), and (ii) the actual balance in the Lease Reserve Account at such time.

         (d) Disbursements from the Lease Reserve Account. At any time that a Borrower Priority Category Shortfall Amount (as defined in the Flow of Funds Agreement) (other than with respect to Categories 2.1(xiii) through (xvi)) shall exist, Controlling Party may direct Trustee to disburse funds from the Lease Reserve Account (i) to pay any shortfall in any Benefitted Item under the Flow of Funds Agreement, or (ii) if the Controlling Party has certified to Trustee that an Event of Default has occurred and is continuing, to be applied as if the same were proceeds of Collateral in accordance with Section 4.2(b) of this Trust Agreement. Such a direction from Controlling Party will instruct Trustee with specificity exactly which entities are to receive disbursements and the amounts thereof. Notwithstanding the foregoing, Lessee shall not be relieved of its obligation to pay any amounts paid from monies in the Lease Reserve Account.

         (e) Monies in the Lease Reserve Account shall be invested in Permitted Investments pursuant to Section 3.11 hereof and earnings thereon shall be credited to the Lease Reserve Account.

         (f) So long as an Event of Default has not occurred and is continuing, monies in the Lease Reserve Account on any Distribution Date in excess of the applicable Lease Reserve Cap shall be disbursed and applied by Trustee as if such amounts were Operating Revenue in accordance with Article II of the Flow of Funds Agreement and Section 4.2 of this Trust Agreement, as applicable.

3.4      SECTION LOCKBOX ACCOUNT.

         (a) Establishment of Lockbox Account. Trustee has directed Lessee to establish a separate account at Firstar Bank Illinois, located in Chicago, Illinois, in the name of the Trustee pursuant to the Correspondent Lockbox Agreement, meeting the requirements of an Eligible Account, which account shall be known as the "Lockbox Account" account number 422579-059 (the "LOCKBOX ACCOUNT"). Borrower, Lessee and Trustee acknowledge and agree that all Operating Revenues shall be deposited into the Lockbox Account which shall be disbursed pursuant to the terms of this Trust Agreement and the Flow of Funds Agreement. Each of Borrower, Guarantor and Lessee hereby acknowledges that it has no further ownership of the Lockbox Account and funds therein and has no rights thereto, except as expressly provided in the Lockbox Agreement and this Trust Agreement.

         (b) Disbursements from the Lockbox Account Prior to Springing Lockbox Event. Prior to a Springing Lockbox Event, the Lessee shall withdraw funds from the Lockbox Account and apply such funds in accordance with the terms of this Trust Agreement and the Flow of Funds Agreement.

         (c) Disbursements from the Lockbox Account Upon Springing Lockbox Event. At all times after the occurrence of a Springing Lockbox Event, neither Lessee, Guarantor nor Borrower shall have the right to withdraw any funds from the Lockbox Account and funds shall only be withdrawn from the Lockbox Account by Trustee and disbursed as follows: (i) upon the written request of Lessee or Guarantor accompanied by such certifications, invoices and documentation as may be required by the Controlling Party, Controlling Party, on a monthly basis, in advance, shall instruct Trustee in writing to withdraw a specified amount from the Lockbox Account up to an amount equal to 115% of the amount of monthly Operating Expenses set forth in the most recent Budget approved by the Controlling Party pursuant to the Loan Agreement, which amount shall be disbursed by Trustee to Lessee or Guarantor for application in accordance with Section 2 of the Flow of Funds Agreement in payment of such Operating Expenses; and (ii) on a monthly basis after the disbursements by Trustee from the Lockbox Account in accordance with the foregoing clause (i), Trustee shall disburse the remaining amount in the Lockbox Account in accordance with Section 2 of the Flow of Funds Agreement. Notwithstanding the foregoing, upon the occurrence of the Termination Date, all amounts in the Lockbox Account shall be disbursed pursuant to Section 4.2 of this Trust Agreement. Each of Lessee, Guarantor and Borrower hereby irrevocably appoints each of Trustee, Servicer and Controlling Party and such agents as may be designated by such persons as attorney in fact for Lessee and Borrower to execute or endorse checks and other receipts and to do all things deemed necessary or convenient by Trustee, Servicer or Controlling Party to effect possession and control of the funds in the Lockbox Account. Monies in the Lockbox Account shall be invested in Permitted Investments pursuant to Section
3.11 hereof.

3.5      SECTION I AND C ACCOUNT.

         (a) Establishment of I and C Account. Trustee has established a separate account at First Chicago, meeting the requirements of an Eligible Account, and which account shall be known as the "I AND C ACCOUNT", account number 204685-002. Amounts received by Trustee in respect of any insurance proceeds or Condemnation awards shall be deposited in the I and C Account and shall be disbursed pursuant to this Section 3.5. Each of Borrower and Lessee hereby acknowledges that it has no further ownership of the I and C Account and funds therein and has no rights thereto, except as expressly provided in this Trust Agreement.

         (b) Disbursements from I and C Account. Upon Trustee's receipt of a Written Direction, funds in the I and C Account that do not constitute Total Loss Casualty/Condemnation Proceeds shall be disbursed by Trustee pursuant to
Section 4.4 of the Loan Agreement. Funds in the I and C Account that constitute Total Loss Casualty/Condemnation Proceeds shall be disbursed by Trustee, upon Trustee's receipt of a Written Direction, pursuant to Section 4.2(c) of this Trust Agreement. In the event that the Total Loss Casualty/Condemnation Proceeds of the affected Property for which a loss or damage has occurred are insufficient to fully fund the payments required under Section 4.2(c) of this Trust Agreement with respect to such loss or damage, Trustee, upon receipt of a Written Direction, shall instruct Lessee to deposit cash into the I and C Account in an amount sufficient to fully fund the payments required under
Section 4.2(c) of this Trust Agreement with respect to such loss or damage. Monies in the I and C Account shall be invested in Permitted Investments pursuant to Section 3.11 hereof and interest thereon shall be credited to the I and C Account.

3.6 SECTION PAYMENT OF SURETY PREMIUMS. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "Premium Fund", account number 204685-003 (the "PREMIUM FUND"). Trustee shall deposit into the Premium Fund all funds received by Trustee on account of Surety Premiums. The Premium Fund shall be held for the sole and exclusive benefit of Surety until such time, if any, when a Premium Escrow has occurred or a Surety Loss of Premium has occurred, after which time funds in the Premium Fund constituting Base Surety Premiums shall be held for the benefit of Lender. Trustee shall pay to Surety (or, following a Surety Loss of Premium, as directed by Lender, except that the Termination Premium and the Early Termination Premium shall always be payable to Surety or a Surety Replacement, as applicable) the following amounts:

         (a) The Base Surety Premium, which shall be payable in accordance with
Article II of the Flow of Funds Agreement until the Termination Date has occurred, at which time Base Surety Premiums shall be payable in accordance with the terms and provisions of Section 4.2 of this Trust Agreement and the Reimbursement Agreement.

         (b) The Termination Premium, which shall be payable upon the Termination Premium Payment Date in accordance with the terms and provisions of
Section 4.2 of this Trust Agreement and the Reimbursement Agreement.

         (c) The Early Termination Premium, which shall be payable in accordance with the terms and provisions of Section 4.2 of this Trust Agreement and the Reimbursement Agreement.

         (d) Trustee shall, upon receipt of a Written Direction, enforce its right to receive any of the foregoing payments from Borrower. Borrower hereby promises to pay to Trustee all Surety Premiums that Trustee is obligated to pay under this Section 3.6 and the Reimbursement Agreement. Trustee hereby promises to pay to Surety all Surety Premiums in the Premium Fund to which Surety is entitled. Upon Trustee's receipt of notice from Lender that a Premium Escrow or a Surety Loss of Premium has occurred, Trustee promises to pay funds in the Premium Fund constituting Base Surety Premiums to, or as directed by, Lender.

         (e) Monies in the Premium Fund shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and interest thereon shall be credited to the Premium Fund.

         (f) Disbursements from the Tax and Insurance Escrow Fund. Prior to an Event of Default and upon Trustee's receipt of Written Direction, monies in the Tax and Insurance Escrow Fund shall be disbursed by Trustee to pay insurance premiums on the Properties, if applicable, and real estate taxes and assessments on the Properties, as more particularly described in Sections 4 and 9 of the Mortgages. Monies in the Tax and Insurance Escrow Fund shall be invested in Permitted Investments pursuant to Section 3.11 hereof and earnings thereon up to an amount of $60,000 per annum shall be for the benefit of Lender and earnings thereon in excess of $60,000 per annum shall be credited against amounts to be deposited by Lessee in the Tax and Insurance Escrow Fund as the same become due.


3.7      SECTION INTENTIONALLY OMITTED.

3.8 SECTION PAYMENT PROCEDURE PURSUANT TO SURETY BOND. The Parties acknowledge and confirm that they have received and are familiar with the terms of the Surety Bond. Trustee hereby accepts delivery of the Surety Bond and the Backstop Policy for the sole and exclusive benefit of Lender. At the direction of Lender, and upon receipt of written notice from Lender that a Deficiency (as such term is defined in the Surety Bond) has occurred, Trustee shall execute and deliver to Surety the Surety Bond Payment Certificate (as defined in the Surety
Bond), which shall be presented to Trustee by Lender in a completed form except for Trustee's signature. Upon receipt of written notice that Lender has been ordered to reimburse a Preference Amount (as defined in the Surety Bond), Trustee shall execute and deliver to the Surety the Notice of Preference Claim (as defined in the Surety Bond), which shall be presented to Trustee by Lender in a completed form except for Trustee's signature. Trustee shall deliver such Surety Bond Payment Certificate or Notice of Preference Claim to the Surety within two (2) Business Days of receipt from Lender. Trustee shall direct Surety to remit any payment by Surety on the Surety Bond directly to Lender or other Holder of the Note, and if Trustee nevertheless receives any such payment, it shall immediately remit the same to Lender. No Holder other than Lender or other Holder of the Note shall have any interest in payments pursuant to the Surety Bond or the Backstop Insurer.

3.9 SECTION TRUST FUNDS. All monies received by Trustee under the provisions of this Trust Agreement shall be deemed to be trust funds to be held and applied in accordance with the provisions hereof and shall be fully and continuously held for the benefit of the Beneficiaries. Such monies shall not be subject to lien or attachment of any creditor of any Settlor, Beneficiary or Trustee. If any monies held by Trustee pursuant to this Trust Agreement (except for payments received by Trustee under the Surety Bond or the Backstop Policy) are requested to be disbursed by any Beneficiary, and such disbursement is not approved by Written Direction or other approval to the extent required hereunder, Trustee may request such approval or consent by Controlling Party, and if such approval or consent is not given or rejected within five (5) Business Days after Trustee's written request, Trustee shall make a second request, designated in ten-point type "SECOND AND FINAL NOTICE," and if such second notice is not responded to within ten (10) Business Days of such second notice, Trustee is hereby authorized and directed to make the requested disbursement. Notwithstanding anything to the contrary contained herein, if a court of competent jurisdiction finds that Guarantor, and each of the Settlors to the extent any of them acquires any interest therein, has not fully granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over and confirmed to Trustee, all and singular (i) the Collateral and (ii) any and all property of every kind and nature which, from time hereafter, is delivered, conveyed, pledged, assigned or transferred to Trustee pursuant to this Trust Agreement, then Guarantor and each Settlor hereby acknowledge that each has pledged and granted a security interest therein to Trustee pursuant to the terms of the Security Documents and other Transaction Documents.

3.10 SECTION INVESTMENT OF FUNDS. Monies held by Trustee hereunder shall be invested by Trustee only in Permitted Investments upon a Written Direction. Any investment of funds in a Deposit Account described above shall be made in the name of Trustee (in its capacity as such). Trustee shall not be responsible for any loss resulting from any such investment, including without limitation any loss from the redemption or sale of any such investment. All income derived from the investment of monies in a particular Deposit Account shall be deposited in that Deposit Account, unless otherwise specified, for application in accordance with the provisions of this Trust Agreement or the other Transaction Documents, if applicable. If Trustee receives no Written Direction as described in the first sentence of this Section, Trustee shall invest all such monies in an investment of the type set forth in clause (f) of the definition of Permitted Investments.

3.11     SECTION LETTER OF CREDIT PROCEEDS ACCOUNT.

         (a) Establishment of Letter of Credit Proceeds Account. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "LETTER OF CREDIT PROCEEDS ACCOUNT", account number 204685-005. If any letter of credit issued pursuant to
Article 1 hereof is drawn in accordance with the terms and provisions hereof and thereof, the proceeds of such drawing shall be deposited into the Letter of Credit Proceeds Account.

         (b) Disbursements from the Letter of Credit Proceeds Account. Upon presentation to Trustee of a certificate signed by Lender certifying that a Payment Surety Default or a Surety Acceleration Event has occurred and is continuing, Trustee shall disburse the amounts requested from the Letter of Credit Proceeds Account to or at direction of Lender as specified by Lender in such certification. Monies in the Letter of Credit Proceeds Account shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and interest thereon shall be credited to the Letter of Credit Proceeds Account.

3.12     SECTION LESSEE LETTER OF CREDIT PROCEEDS ACCOUNT.

         (a) Establishment of Lessee Letter of Credit Proceeds Account. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "LESSEE LETTER OF CREDIT PROCEEDS ACCOUNT", account number 204685-006. If any Lessee Letter of Credit issued pursuant to Section 3.3 hereof is drawn in accordance with the terms and provisions hereof and thereof, the proceeds of such drawing shall be deposited into the Lessee Letter of Credit Proceeds Account. Each of Lessee and Guarantor hereby acknowledges that it has no further ownership of the Lessee Letter of Credit Proceeds Account and funds therein and has no rights thereto, except as expressly provided in the Security Documents.

         (b) Disbursements from the Lessee Letter of Credit Proceeds Account. Monies shall be disbursed by the Trustee from the Lessee Letter of Credit Proceeds Account in the same manner as monies are disbursed from the Lease Reserve Account pursuant to Section 3.3(d). Monies in the Lessee Letter of Credit Proceeds Account shall be invested in Permitted Investments pursuant to
Section 3.11 hereof and interest thereon shall be credited to the Lessee Letter of Credit Proceeds Account.

3.13     SECTION JV SPRINGING COLLATERAL ACCOUNT.

         (a) Establishment of JV Springing Collateral Account. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "JV SPRINGING COLLATERAL ACCOUNT", account number 204685-007. Upon the occurrence of a JV Triggering Event and at the direction of the Controlling Party, Guarantor shall immediately fund the JV Springing Collateral Account with cash or a letter of credit from a financial institution acceptable to the Controlling Party in an amount equal to 107% of the sum of (x) the estimated purchase price of the JV Interests (including any deferred amounts which may be due to the limited partners in any Joint Venture under Sections 7.3(d) and (e) of any Joint Venture Agreement, such amounts, the "Deferred JV Amounts") and (y) the projected capital contributions to be made by the limited partners in the Joint Ventures to fund operating losses from the Properties during the next three months, each as determined by the Controlling Party. The amount required to be maintained by Guarantor in the JV Springing Collateral Account shall be increased or decreased quarterly (on a calendar basis) to reflect any increases or decreases in the estimated purchase price of the JV Interests (including the Deferred JV Amounts) and the projected capital contributions to be made by the limited partners in the Joint Ventures to fund operating losses from the Properties during the applicable calendar quarter, each as determined by the Controlling Party. Guarantor hereby acknowledges that it has no further ownership of the JV Springing Collateral Account and funds therein and has no rights thereto, except as expressly provided herein.

         (b) Disbursements from JV Springing Collateral Account. Upon presentation to the Controlling Party of a Purchase of JV Interests Certificate (as hereinafter defined) executed by the Guarantor, the Controlling Party shall instruct Trustee to, and Trustee shall, disburse the applicable portion of the proceeds in the JV Springing Collateral Account (as specified in such Purchase of JV Interests Certificate) to the Controlling Party solely for the purpose of purchasing the JV Interests specified in such Purchase of JV Interests Certificate. As used herein, the term "PURCHASE OF JV INTERESTS CERTIFICATE" shall mean a certificate duly executed by Guarantor that sets forth (i) the amount invested by the limited partner whose JV Interest is being purchased,
(ii) a calculation, in reasonable detail, setting forth the amount to be paid to such limited partner based upon the amount set forth in the foregoing clause
(i), and basis upon which the purchase price was calculated based upon the applicable Joint Venture Agreement relating to such JV Interest, and (iii) the wire transfer instructions for the disbursement of the proceeds used to purchase the JV Interests of such Joint Venture, which instructions shall provide that such proceeds be directly payable to the seller of such JV Interests. Promptly upon the purchase of any JV Interests, Guarantor shall provide the Controlling Party with evidence of the transfer of such JV Interests to Guarantor, in form and substance satisfactory to the Controlling Party. Monies in the JV Springing Collateral Account shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and interest thereon shall be credited to the JV Springing Collateral Account.

3.14     SECTION OPERATING RESERVE ACCOUNT.

         (a) Establishment of Operating Reserve Account. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "OPERATING RESERVE ACCOUNT", account number 204685-008. Upon execution of this Trust Agreement, Guarantor shall deposit not less than $9,264,286 of proceeds received from the Joint Ventures on the Closing Date into the Operating Reserve Account. On the Additional Properties Closing Date, Guarantor shall deposit an additional amount of not less than $5,000,000 of proceeds received from the Joint Ventures or funded by Guarantor on the Additional Properties Closing Date into the Operating Reserve Account. Each of Lessee and Guarantor hereby acknowledges that it has no further ownership of the Operating Reserve Account and funds therein and has no rights thereto, except as expressly provided herein.

         (b) Additional Deposits into the Operating Reserve Account. On November 15, 1999, Lessee shall provide Surety and Lender with a written report calculating the Operating Loss Amount (as hereinafter defined) for the month of September, 1999. Not later than two (2) Business Days following November 15, 1999, Guarantor shall deposit funds into the Operating Reserve Account in an amount equal to such Operating Loss Amount. Thereafter, within forty-five (45) days after the end of each month, commencing with the month ending October, 1999, Lessee shall provide Surety and Lender with a written report calculating the Operating Loss Amount for such month. Not later than two (2) Business Days after the delivery of each such report, Guarantor shall deposit funds into the Operating Reserve Account in an amount equal to the Operating Loss Amount for such month; provided that, when the aggregate of all deposits made by Guarantor into the Operating Reserve Account, including deposits made pursuant to subsection 3.15(a), equals $17,000,000 (without regard to any withdrawals therefrom), (i) Lessee shall no longer be obligated to provide Surety and Lender with a monthly written report calculating the Operating Loss Amount and (ii) Guarantor shall no longer be obligated to deposit funds into the Operating Reserve Account.

         As used herein, the term "OPERATING LOSS AMOUNT" shall mean, for any period of calculation, an amount equal to the greater of (i) the number four multiplied by the Actual Monthly Operating Loss (as hereinafter defined), and
(ii) the sum of the projected monthly operating losses set forth in Schedule
4.10 to the Loan Agreement for the six month period commencing with the month immediately following the month in which the Operating Loss Amount calculation occurs; provided that, if the six month period ends on a date after the last date set forth in Schedule 4.10 to the Loan Agreement, the term "OPERATING LOSS AMOUNT" shall mean the number four multiplied by the Actual Monthly Operating Loss.

         As used herein, the term "ACTUAL MONTHLY OPERATING LOSS" shall mean, for any period of calculation, an amount equal to the lesser of (i) the number zero and (ii) (A) the Operating Revenues for the most recent month in which Lessee has delivered to Lender the monthly financial statements required under the Loan Agreement, minus (B) the sum for such month of the amounts of Categories (i) through (xiii) set forth in the Flow of Funds Agreement.

         (c)     Disbursements from Operating Reserve Account.

                 (i) So long as no Event of Default exists, Lessee shall be permitted to withdraw funds from the Operating Reserve Account to fund operating losses at one or more of the Properties upon delivery of an Operating Reserve Account Certificate in the form attached hereto as Exhibit A, which funds shall be applied in accordance with Article II of the Flow of Funds Agreement; provided that, prior to November 15, 1999, Lessee shall not be permitted to withdraw funds from the Operating Reserve Account if the remaining balance in the Operating Reserve Account after such requested withdrawal would be less than $6,000,000. If an Event of Default exists at any time, Lessee shall have no right to withdraw funds from the Operating Reserve Account and funds therein shall be disbursed by Trustee, after Trustee's receipt of a Written Direction, in accordance with Section 4.2 of this Trust Agreement.

                 (ii) So long as no Event of Default exists, upon the later to occur of (i) ALS-Clare Bridge, Inc.'s or Guarantor's purchase of the last limited partnership interest under all of the Joint Venture Agreements, and (ii) Lessee's achieving a LCR of at least 1.00:1.00 for any Lease Coverage Period, Trustee shall disburse, after Trustee's receipt of a Written Direction, any funds remaining in the Operating Reserve Account as Operating Revenues governed by the Flow of Funds Agreement.

                 (iii) Monies in the Operating Reserve Account shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and interest thereon shall be credited to the Operating Reserve Account.

3.15     SECTION ADDITIONAL RESERVE ACCOUNT.

         (a) Establishment of Additional Reserve Account. Trustee has established a separate account at First Chicago meeting the requirements of an Eligible Account, which account shall be known as the "ADDITIONAL RESERVE ACCOUNT", account number 204685-009. Upon the occurrence of a default under
Section 7.1(p)(i) of the Loan Agreement and at the direction of Lender, Trustee shall instruct the Lessee to deposit cash into the Additional Reserve Account in an amount equal to $10,000,000. If Lessee deposits cash in the Additional Reserve Account in such amount within ten (10) Business Days following Trustee's instruction, no Event of Default shall occur by virtue of the default under
Section 7.1(p)(i) of the Loan Agreement. Lessee hereby acknowledges that it has no further ownership of the Additional Reserve Account and funds therein and has no rights thereto, except as expressly provided in the Loan Agreement and this Trust Agreement.

         (b) Disbursements from Additional Reserve Account. So long as no Event of Default exists other than a Downgrade Surety Default, if Lessee achieves a DSCR of at least 1.40:1.00 during any consecutive twelve month period following Lessee's deposit of cash into the Additional Reserve Account pursuant to Section 3.16(a), then the funds in the Additional Reserve Account shall be disbursed by Trustee in accordance with Article II of the Flow of Funds Agreement. Upon presentation to Trustee of a certificate signed by the Controlling Party certifying that an Event of Default has occurred and is continuing (other than an Event of Default caused by a Downgrade Surety Default), Trustee shall disburse the proceeds in the Additional Reserve Account in accordance with
Section 4.2(b) of this Trust Agreement. Monies in the Additional Reserve Account shall be invested in Permitted Investments by Trustee pursuant to Section 3.11 hereof and interest thereon shall be credited to the Additional Reserve Account.

3.16 SECTION RENT. Any payments of Rent made by Lessee to Trustee shall be made on behalf of and at the direction of Borrower.

                                    ARTICLE 4
                      APPLICATION OF PROCEEDS OF COLLATERAL

4.1 SECTION REMEDIES; DIRECTION OF PROCEEDINGS. If an Event of Default has occurred and is continuing, each Party agrees that it shall not exercise, and Controlling Party shall not direct Trustee to exercise, any Remedies any of them or Trustee may have under the Transaction Documents, except as permitted in this Trust Agreement. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement that comes to the attention of Trustee or a Party, such Person shall deliver written notice thereof to the other Parties (other than Borrower) within two (2) Business Days of becoming aware thereof, and the Controlling Party shall be entitled, at its option, to direct or refrain from directing Trustee to exercise any Remedies, except as to Material Actions, which shall be addressed in accordance with Section 2.9 above. Notwithstanding the foregoing, Trustee shall only be deemed to be aware of any Event of Default and be required to notify the other Parties of such Event of Default to the extent set forth in Section 5.13 below. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, the Controlling Party, shall be entitled to exercise (subject to Section 2.10 hereof), or direct Trustee to exercise, as applicable, by a Written Direction executed and delivered to Trustee, any Remedies in order to realize on the Collateral or for the appointment of a receiver or any other proceedings under the Transaction Documents.

4.2      SECTION RIGHTS IN THE COLLATERAL; APPLICATION OF MONIES COLLECTED.

         (a) Any Real Estate Capital Proceeds realized and received by Trustee after (i) the occurrence of an Event of Default or (ii) the Lease Term Expiration Date, shall be applied on a daily basis in the following order:

             (i) to the payment of all Collateral Collection Expenses and of all fees of, and expenses and advances incurred or made by, Trustee or any other amounts owed or due to Trustee under this Trust Agreement;

             (ii) to Lender, in payment of all Loan Obligations (including amounts equal to the difference between the Default Rate and the Interest Rate) other than (1) those specified in clause (iii) below, or
         (2) those related to the Subrogation Amount, until Lender acknowledges receipt of all such amounts owed to it;

             (iii) to Lender, in payment of principal and interest (at the Interest Rate) due on the Note, first to payment of interest and then to payment of principal, excluding any Subrogation Amount, until Lender acknowledges receipt of all such amounts due on the Note;

             (iv) to Surety, an amount equal to all Reimbursement Obligations and all Subrogation Amounts then due and owing to Surety other than Reimbursement Obligations in respect of the Residual Reimbursement Obligation or any interest due thereon, or the Termination Premium or Early Termination Premium, until the Surety acknowledges receipt of all such amounts owed to it;

             (v) to each of Surety and Borrower, pari passu, (1) in the case of the Surety, in payment of interest due on the Residual Reimbursement Obligation, until Surety acknowledges receipt of all such amounts owed to Surety, and (2) in the case of Borrower, in payment of the Yield, until Borrower acknowledges receipt of the Yield;

             (vi) to each of Surety and Borrower, pari passu, (1) in the case of the Surety, in payment of the Residual Reimbursement Obligation, until Surety acknowledges receipt of all such amounts owed to Surety, and (2) in the case of Borrower, provided that no Lease Event of Default exists, in payment of the Equity Amount until Borrower acknowledges receipt of the full Equity Amount;

             (vii) to Surety, an amount equal to the Termination Premium or Early Termination Premium;

             (viii) to Borrower, an amount equal to any other liabilities owed to Borrower, until Borrower acknowledges receipt of all such amounts; and

             (ix) if any surplus remains, to Lessee or as a court of competent jurisdiction may direct.

         (b) Any Personal Property Capital Proceeds received by Trustee after
(i) the occurrence of an Event of Default or (ii) the Lease Term Expiration Date, shall be applied on a daily basis in the following order:

             (i) to the payment of all Collateral Collection Expenses and of all fees of, and expenses and advances incurred or made by, Trustee or any other amounts owed or due to Trustee under this Trust Agreement;

             (ii) to Lender, in payment of all Loan Obligations (including amounts equal to the difference between the Default Rate and the Interest Rate) other than (1) those specified in clause (iii) below or
         (2) those related to the Subrogation Amount, until Lender acknowledges receipt of all such amounts owed to it;

             (iii) to Lender, in payment of principal and interest (at the Interest Rate) due on the Note, first to payment of interest and then to payment of principal, excluding any Subrogation Amount, until Lender acknowledges receipt of all such amounts due on the Note;

             (iv) to Surety, an amount equal to principal and interest (at the Interest Rate) on the Note which is payable to the Surety as a Subrogation Amount, or payable as Reimbursement Obligations arising out of and equal in amount to the payment of Insured Obligations (as defined in the Surety Bond), first to payment of interest and then to payment of principal, until the Surety acknowledges receipt of all such amounts owed to it;

             (v) in payment of Reimbursement Obligations, other than the Termination Premium and the Early Termination Premium, to the extent not paid in any of the foregoing clauses, until Surety acknowledges receipt of all such amounts owed to Surety;

             (vi) to each of Surety and Borrower, pari passu, (1) in the case of the Surety, in payment of the Termination Premium and Early Termination Premium, until Surety acknowledges receipt of the full Termination Premium and Early Termination Premium, and (2) in the case of Borrower, provided no Lease Event of Default exists, in payment of the Equity Amount until Borrower acknowledges receipt of the full Equity Amount;

             (vii) to Borrower, in an amount equal to any other liabilities owed to Borrower, until Borrower acknowledges receipt of all such amounts; and

             (viii) if any surplus remains, to Lessee or as a court of competent jurisdiction may direct.

         (c) Total Loss Casualty/Condemnation Proceeds received by Trustee shall be applied by Trustee in the following order:

             (i) to Lender, in payment of the Lender Required Casualty/ Condemnation Payment, until Lender acknowledges receipt of such amount;

             (ii)    to Surety, in payment of the Surety Required
         Casualty/Condemnation Payment, until Surety acknowledges receipt of such amount; and

             (iii) to Borrower, in payment of the Borrower Required Casualty/Condemnation Payment, until Borrower acknowledges receipt of such amount.

Notwithstanding anything to the contrary contained in this Trust Agreement,
Section 4.2 of this Trust Agreement shall continue to be operative in spite of the fact that all obligations of Surety or Backstop Insurer under the Surety Bond or Backstop Policy, respectively, have been satisfied.

4.3 SECTION PROPERTIES. Notwithstanding any provision to the contrary contained in this Trust Agreement or any of the Security Documents, Trustee shall not be required to acquire possession of or take any other action with respect to the Properties, upon a Written Direction, if as a result of any such action, Trustee would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "Owner" or "operator" of the Properties within the meaning of any Environmental Law, or Trustee otherwise determines in its sole and absolute discretion that it would incur any liability related to any of the Properties under Environmental Laws or any other liability, unless Trustee receives adequate security as set forth in Section 5.4 below.

4.4 SECTION ADDITIONAL SURETY AGREEMENTS. Until the expiration of the Term of the Surety Bond and the payment of all sums payable to Trustee under the Surety Bond:

         (a) If, at the direction of Lender as permitted hereby, Trustee commences an action to foreclose the Mortgages, Surety shall not interpose any defense or counterclaim to, or otherwise contest, such action and hereby waives any defenses or counterclaims it may have with respect to such action.

         (b) Intentionally Omitted.

         (c) If there shall occur an Event of Bankruptcy (as defined in the Surety Bond) with respect to Borrower, Surety shall not, if a Surety Event of Default is then existing or Backstop Insurer's S&P Rating is below Investment Grade, (i) oppose or support any opposition of any motion for relief from stay filed by or at the direction of Lender, or any plan of liquidation or reorganization that Lender supports or votes for, (ii) vote for or otherwise support any plan of liquidation or reorganization without the prior written consent of Lender, or (iii) object to the entry of any order opposing any cash collateral stipulation, adequate protection stipulation or similar stipulation executed by or at the direction of Lender.

4.5      SECTION ADDITIONAL LENDER AGREEMENTS.

         (a) Trustee, by its execution and delivery of this Trust Agreement, hereby acknowledges receipt of the original Note and agrees to maintain possession of the Note in a secure and safe location. Trustee agrees to, and the Parties acknowledge that Trustee shall, hold the Note as custodian for Lender exclusively. Trustee shall deliver the Note to Surety within two (2) Business Days following its receipt of a Written Direction from Surety requesting such delivery, which Written Direction shall set forth a statement to the effect that possession of the Note by Surety is necessary or reasonably desirable for the enforcement by Surety of any rights it may have under the Security Documents or this Trust Agreement and that Surety is then entitled under this Trust Agreement to enforce such rights. Surety shall be entitled to such possession solely for the purposes and to the extent described in the preceding sentence. To the extent that the Note is released to Surety, Surety shall retain custody of the
Note in accordance with customary and prudent commercial practices for custody of promissory notes similar to the Note, and shall promptly return the Note to Trustee when the Surety's possession thereof is no longer necessary or desirable as aforesaid. Notwithstanding the foregoing, Trustee shall not release the Note to Surety at any time when Trustee has notice that a Surety Default has occurred and is continuing. Trustee shall deliver the Note to Lender within two (2) Business Days following request by Lender at any time that Lender constitutes the Controlling Party and possession of the Note by Lender is necessary or reasonably desirable for the enforcement by Lender of any rights it may have under the Security Documents or this Trust Agreement and Lender shall return the Note to Trustee when possession by Lender is no longer necessary or desirable as aforesaid, provided that Lender shall be entitled to retain possession of the Note at any time and from time to time after the occurrence of a Surety Default. Trustee shall from time to time, as requested by Lender, deliver to or at the direction of Lender a written acknowledgment to the effect that the Note is in the possession of Trustee as custodian for Lender as described above, unless Trustee has delivered the Note to Surety or Lender pursuant to the provisions set forth above. Upon written request of Lender at any time after the Note has been released to Surety and prior to return of the Note by Surety to Trustee, Surety shall execute and deliver to Lender a written acknowledgment to the effect that the Note is in the possession of Surety, as custodian for Lender. Lender hereby agrees to reasonably cooperate with Trustee and/or Surety to accomplish the purposes set forth in this paragraph.

         (b) Lender acknowledges and agrees that, at any time at Surety's sole discretion and notwithstanding any contrary provisions in the Note and other Security Documents, during the existence of any Event of Default (other than a cross-default to the Reimbursement Agreement) under the Loan Agreement prior to a Secondary Market Transaction (as defined below), Surety may purchase the Note upon at least thirty (30) days' prior written notice to Lender and upon payment in full of the Purchase Percentage (as defined below) of all principal then outstanding (after deducting the aggregate amount of principal payments made by Surety under the Surety Bond), and 100% of accrued interest and other Loan Obligations then outstanding (and any Loan Obligation that would have existed if the Borrower had prepaid the Note in full on such date), except that Surety shall only pay one-half of the Prepayment Consideration, as defined in and required under the Note. The provisions of this clause (b) are applicable only to Surety, and have no applicability to Borrower and confer no rights of any sort upon Borrower. For purposes of the foregoing, the "PURCHASE PERCENTAGE" shall be equal to, as of any date of determination, the greater of (i) 100% and (ii) a price, expressed as a percentage of par, at which Lender carries the Loan on its regularly maintained internal position sheets (and Lender shall provide a Surety upon request copies of relevant excerpts from its position sheets) (without regard to the existence of a Loan Event of Default or any material breach of covenant or representation under the Loan or any of the Security Documents or Insurance Documents), as adjusted to take into account any hedge profits and losses that would be incurred by Lender upon the simultaneous unwinding of any hedging arrangements entered into by Lender with respect to its rights under the Loan).

         (c) Lender further acknowledges and agrees that during the existence of any Event of Default under the Loan Agreement (other than a cross-default to the Reimbursement Agreement) at any time after a Secondary Market Transaction, that Surety may purchase the Note upon at least thirty (30) days' prior written notice to Lender and upon payment in full of all principal then outstanding (after deducting the aggregate amount of principal payments made by Surety under the Surety Bond), and 100% of accrued interest and other Loan Obligations then outstanding (and any Loan Obligation that would have existed if Borrower had prepaid the Note in full on such date). Upon payment by Surety of the required sums required described above in this clause (c), Lender shall execute such documentation, including instruments of assignment and transfer, to evidence or more fully effectuate the transfer of the Note and the Security Documents, as Surety may reasonably request, in each case at the expense of Surety and following request by Surety (which request contains the instrument proposed to be executed). Upon any such purchase of the Note, Surety shall be the Controlling Party hereunder and shall exclusively administer and manage all affairs concerning the Note and the Loan Documents without the necessity of any consent or approval of Lender, and Lender shall instruct Trustee to accept an endorsement of the Surety Bond from Trustee discharging Surety from all further liability thereunder.

         (d) LENDER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS SURETY, ANY AFFILIATES OF SURETY AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES, ACTIONS, PROCEEDINGS, COSTS, LOSSES (INCLUDING WITHOUT LIMITATION, ANY SURETY PREMIUMS THAT WOULD OTHERWISE HAVE BEEN PAYABLE TO SURETY UNDER ANY OF THE LOAN DOCUMENTS PRIOR TO A SURETY EVENT OF DEFAULT), FEES, DAMAGES, AWARDS, PUNITIVE DAMAGES, AND FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, OF WHATEVER KIND OR NATURE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS FEES, FEES OF EXPERT WITNESSES AND CONSULTANTS AND OTHER COSTS OF DEFENSE), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST THE APPLICABLE INDEMNIFIED PARTY BY REASON OF OR IN ANY MANNER RELATING TO LENDER'S FAILURE TO TIMELY FUND ONE OR MORE OF THE ADVANCES THAT LENDER IS REQUIRED TO MAKE UNDER SECTION 2.1 OF THE LOAN AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE, AND SHALL CONTINUE TO BE APPLICABLE TO

THE ORIGINAL "LENDER" NAMED HEREIN, NOTWITHSTANDING ANY ASSIGNMENT OF SOME OR ALL OF LENDER'S INTERESTS HEREUNDER OR UNDER THE NOTE.

         (e) Lender shall provide to Surety and Trustee contemporaneous copies of the notices provided by Lender to Borrower and/or Lessee under Section 1.3 of the Note regarding the applicable interest rate for the outstanding balance of the Note.

         (f) If, at the direction of Surety as permitted hereby, Trustee commences an action to foreclose the Mortgages, Lender shall not interpose any defense or counterclaim to, or otherwise contest, such action and hereby waives any defenses or counterclaims it may have with respect to such action.


                                    ARTICLE 5
                                     TRUSTEE

5.1 SECTION ACCEPTANCE OF TRUSTS; CERTAIN DUTIES AND RESPONSIBILITIES. Trustee accepts and agrees to execute the trusts imposed upon it by this Trust Agreement, but only upon the terms and conditions set forth in this Trust Agreement. By its execution and delivery of this Trust Agreement, (a) Trustee acknowledges the assignment of the Trust Estate to it as trustee and declares that it holds and will hold the Trust Estate in trust, upon the conditions herein set forth, for the use and benefit of all present and future Beneficiaries in accordance with their rights hereunder, and (b) Trustee acknowledges that it holds the Surety Bond and the Backstop Policy for the exclusive benefit of Lender. Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations should be read into this Trust Agreement or the Loan Documents against Trustee. The permissive right of Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty.

5.2 SECTION FEES, CHARGES AND EXPENSES OF TRUSTEE. Trustee shall be entitled to payment by and from (i) Borrower for the Base Surety Premium, Early Termination Premium and Termination Premium to be paid to Surety and (ii) Lessee or Guarantor for Trustee's fees as provided in the Fee Letter for its services rendered hereunder and for payment or reimbursement for all advances, counsel fees and other expenses made or incurred by Trustee in connection with this Trust Agreement, the Servicing Agreement, any of the Security Documents or the Surety Bond. Trustee shall have a right of payment prior to incurring advances, fees, costs and expenses. The obligations of Borrower, Lessee and Guarantor under this Section 5.2 to compensate Trustee or to pay or reimburse Trustee for expenses, disbursements or advances shall survive satisfaction and discharge of this Trust Agreement and the resignation and removal of Trustee.

5.3 SECTION AUTHORIZATION TO EXECUTE TRANSACTION DOCUMENTS. The Settlors hereby authorize and direct Trustee to execute and deliver at the closing each of the Transaction

Documents requiring execution and delivery by it as of the date hereof, and Trustee hereby agrees to take such action.

5.4 SECTION DUTIES OF TRUSTEE. Subject to Trustee's having been directed to take an action by the Controlling Party in accordance with the terms of this Trust Agreement, each Beneficiary hereby irrevocably authorizes Trustee to take such action on behalf of such Beneficiary under the provisions of the Loan Documents (other than the Surety Bond and the Backstop Policy), and all other instruments, documents and agreements referred to therein (other than the Surety Bond and the Backstop Policy), and to exercise such powers thereunder, as in each case are specifically delegated to Trustee by the terms thereof and such other powers as are reasonably incidental thereto. Upon receiving such direction, Trustee is hereby irrevocably authorized to take all actions on behalf of the Beneficiaries to enforce their rights and remedies provided for in the Loan Documents (other than Surety Bond and the Backstop Policy) or by applicable law with respect to the Collateral and the Liens thereon granted to secure the Secured Obligations. Trustee agrees to make such demands and give such notices under those Loan Documents (other than the Surety Bond and the Backstop Policy) in its favor as may be requested pursuant to a Written Direction, and to take such actions (including, subject to the next sentence, advancing its own funds as necessary) to enforce the Security Documents and to foreclose upon, collect, manage and dispose of the Collateral or any portion thereof when and as it may be directed pursuant to a Written Direction as may be permitted under this Trust Agreement; provided that Trustee shall not be required to take any action that is contrary to law or the terms of this Trust Agreement. If Trustee determines, in good faith, that the potential Collateral Collection Expenses or any liability that could be incurred by Trustee resulting from such action are likely to exceed the amounts available for distribution to Trustee or there is not adequate security or indemnity, in Trustee's good faith opinion, for such liabilities, and so notifies the Beneficiary or Beneficiaries which have given Trustee the direction to take such action, unless and until Trustee is provided adequate security and indemnity against the Collateral Collection Expenses and other liabilities which may be incurred by it in taking such action and complying with any such request or direction, including such reasonable advances as may be requested by Trustee, Trustee will not be required to follow such direction. In administering its rights and responsibilities hereunder, Trustee shall take such actions as it has agreed to take hereunder or as it is instructed to take by Written Direction, subject to the other provisions of this Trust Agreement relating to any such action. Without limiting the generality of the foregoing, Trustee agrees to (i) administer the Loan, and/or cooperate in such administration with the Servicer contemplated in
Section 2.5, and (ii) provide to Surety and Lender (a) monthly statements of all sums then on deposit in each of the accounts described in Article 3 above, including description of the Permitted Investments in which all or a portion of such accounts are invested; and (b) promptly following receipt by Trustee, provide Surety and Lender with copies of any written notice relating to the Collateral received by Trustee from a Person who is not a party to this Trust Agreement.

5.5 SECTION REQUESTING INSTRUCTIONS. Subject to Section 1.3 above, Trustee may at any time request Written Directions from the Controlling Party as to any course of action or other matter relating to the performance of its duties under this Trust Agreement with respect to the Loan Documents , and the Controlling Party shall respond to such request in a reasonably prompt manner. Trustee shall have the right at any time to seek instructions concerning its obligations hereunder from any court of competent jurisdiction. Trustee shall have no obligation or responsibility to exercise or initiate any right, remedy, claim or other action under or pursuant to any Loan Document unless and until Trustee has received an appropriate instruction pursuant to this Trust Agreement, including those instructions of Lender regarding the Surety Bond and Backstop Policy.

5.6 SECTION EMERGENCY ACTIONS. If Trustee has asked the Controlling Party for Written Direction following the occurrence of an Event of Default under the Loan Agreement and if the Controlling Party has not yet responded to such request, Trustee may, but shall not be obligated to, take such actions with regard to such Event of Default that Trustee, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that once Written Direction has been received by Trustee in respect of such Event of Default, the actions of Trustee shall be governed thereby and Trustee shall not take any further action which would be contrary thereto.

5.7 SECTION DOCUMENT AMENDMENTS. An amendment, supplement, modification, restatement or waiver of any provision of any Loan Document or the execution or acceptance by Trustee of any Collateral Document not in effect on the date hereof shall be effective if, and only if, consented to in writing by Lender and Surety (provided the consent of Surety shall not be required if a Surety Event of Default then exists). Notwithstanding the forgoing, (i) the Controlling Party shall, in accordance with the provisions of this Trust Agreement (including, without limitation, Section 2.8 hereof, but subject to the provisions of Section
2.9 hereof), be entitled to grant any consents and waivers under the Loan Documents (other than the Surety Bond and the Backstop Policy), and (ii) Trustee shall not consent to any amendment, supplement, modification or restatement to any provision of the Surety Bond or the Backstop Policy without the prior written consent of the Lender.

5.8 SECTION ADMINISTRATIVE ACTIONS. Trustee shall take such actions hereunder and under the Security Documents, at the direction of the Controlling Party as the Controlling Party may deem necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Beneficiaries pursuant to the terms hereof; provided, however, Lender shall be responsible for the preparation and filing of any continuation financing statements or other Security Documents.

5.9 SECTION TRUSTEE ACTING THROUGH OTHERS. Trustee may perform any of its duties under this Trust Agreement and the other Security Documents by or through attorneys (which attorneys may be the same attorneys who represent any of the Beneficiaries), agents or other Persons reasonably deemed appropriate by Trustee. In addition, Trustee may act in good faith reliance upon the opinion or advice of attorneys (including its in-house counsel), accountants and other experts selected by Trustee, and any action so taken in such good faith reliance shall be authorized and protected. In all cases Trustee may pay, and shall be indemnified hereunder by Lessee, Guarantor and the Beneficiaries with respect to, compensation and expenses of all such attorneys, agents or other Persons as may be employed in connection with the performance of its duties under this Trust Agreement and the other Security Documents.

5.10 SECTION INDEMNIFICATION OF TRUSTEE. WITHOUT LIMITING ANY PROVISIONS OF THE OTHER LOAN DOCUMENTS, LESSEE, SURETY AND LENDER HEREBY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY, DEFEND AND HOLD TRUSTEE, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (INCLUDING, BUT NOT LIMITED TO, ANY ATTORNEYS ACTING AT THE DIRECTION OR ON BEHALF OF TRUSTEE) HARMLESS AGAINST ANY AND ALL COSTS, CLAIMS, DAMAGES, PENALTIES, LIABILITIES, LOSSES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, COURT COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES AND REASONABLE EXPERT WITNESS AND CONSULTANTS' FEES AND EXPENSES AND ANY CLAIMS OR LOSSES IN CONNECTION WITH ENVIRONMENTAL LAWS) THAT MAY BE INCURRED BY OR ASSERTED AGAINST TRUSTEE OR ANY SUCH OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS BY REASON OF ITS STATUS AS TRUSTEE HEREUNDER OR WHICH PERTAIN, WHETHER DIRECTLY OR INDIRECTLY, TO THIS TRUST AGREEMENT, THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE SURETY BOND OR TO ANY ACTION OR FAILURE TO ACT OF TRUSTEE HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT ANY SUCH ACTION OR FAILURE TO ACT BY TRUSTEE CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE JOINT AND SEVERAL OBLIGATIONS OF LESSEE, SURETY AND LENDER UNDER THIS SECTION 5.10 SHALL SURVIVE THE PAYMENT IN FULL OF THE SECURED OBLIGATIONS, THE TERMINATION OF THIS TRUST AGREEMENT AND THE RESIGNATION OR REMOVAL OF TRUSTEE AND SHALL NOT BE AFFECTED BY ANY OBLIGATION WHICH BORROWER, SURETY OR LENDER MIGHT HAVE TO PROVIDE INDEMNIFICATION UNDER THIS TRUST AGREEMENT. NOTWITHSTANDING THE FOREGOING, UPON ANY SURETY REPLACEMENT, SURETY SHALL BE RELIEVED OF ITS INDEMNIFICATION OBLIGATIONS UNDER THIS TRUST AGREEMENT FROM AND AFTER THE DATE OF SUCH SURETY REPLACEMENT IF, AND ONLY IF, THE SUBSTITUTE SURETY IS AN INSURANCE COMPANY, REINSURER, SURETY COMPANY OR OTHER PERSON HAVING AN S&P RATING OF AA ("DOUBLE A") OR HIGHER OR IF NOT RATED BY S&P, AN EQUIVALENT OR HIGHER RATING BY MOODY'S, AND THE SUBSTITUTE SURETY AGREES TO BE BOUND BY THIS INDEMNIFICATION.

5.11 SECTION LIABILITY OF TRUSTEE. In the absence of gross negligence or willful misconduct, Trustee will not be liable to Lessee, Guarantor, SELCO or any Beneficiary for any action or failure to act or any error or judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents. Notwithstanding the foregoing, in the event that Trustee receives payment from Surety under the Surety Bond or from Backstop Insurer under the Backstop Policy (i) before 1:00 p.m. (C.T.) on a Business Day and fails to remit such amounts to Lender by the close of that Business Day, or (ii) after 1:00 p.m. (C.T.) on a Business Day and fails to remit such amounts to Lender by the close of the following Business Day, in each case Trustee shall be liable to Lender for interest at the Interest Rate on any such amounts which Trustee does not remit to Lender within the foregoing time frames, which interest shall accrue until such amounts are remitted to Lender.


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

5.12     SECTION NO RELIANCE ON TRUSTEE.

         (a) Neither Trustee nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of Trustee) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall Trustee or any such officer, director, employee or agent be liable to Borrower, Lessee, Lender, Surety, Backstop Insurer or any Beneficiary or be responsible for, (i) any representations, warranties or recitals made by any party other than Trustee in the Transaction Documents or any other agreement, certificate, instrument or document executed by a party other than Trustee in connection therewith, (ii) the due or proper execution or authorization of this Trust Agreement or any Transaction Document by any party other than Trustee, or the effectiveness, enforceability, validity, genuineness or collectibility as against any party other than Trustee of any Transaction Document or any other agreement, certificate, instrument or document executed by a party other than Trustee in connection therewith, (iii) the present or future solvency or financial worth of any party other than Trustee, or (iv) the value, condition, existence or ownership of any of the Collateral or the existence or perfection of any Lien upon the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any Lien on the Collateral.

         (b) Trustee shall not be required, either initially or on a continuing basis, to (i) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Person of, any of the covenants, agreements or obligations of such Person under any Transaction Document, or (ii) undertake any other actions other than actions expressly required or directed to be taken by it under this Trust Agreement. Nothing in this Trust Agreement or any of the Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon Trustee any obligations, duties or responsibilities except as set forth in this Trust Agreement.

         (c) Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person. Trustee shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Documents. Trustee will not be required to inspect the properties or books and records of any Person for any purpose, including to determine compliance by such Person with its covenants respecting the perfection and/or priority of security interests.

5.13 SECTION DEFAULT NOTICES AND RELATED MATTERS. Trustee shall not be required to take notice or be deemed to have notice of any Event of Default unless Trustee has been specifically notified in writing of such Event of Default by delivery to Trustee of a Default Notice specifying that it is a "Default Notice" under this Trust Agreement or any other Transaction Document. Upon such notice to Trustee, Trustee shall promptly give written notice of such Event of Default to Surety and Lender, but in any event within two (2) Business Days of receipt of such Default Notice. In all instances hereunder where:


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

                  (i) any party complies or fails to comply with any standards, measures or other requirements; or

                  (ii) the requirements of any definition of a term or terms defined in any Transaction Document have been or have not been met; or

                  (iii) there is an Event of Default under a Transaction Document or a default or causing of a default of any kind by any party under any other Transaction Document,

Trustee will not be deemed to be aware of any such matter, and will be under no obligation to act, refrain from acting, give notice, make any decision, give or take any direction, make any determination or perform any other requirement of Trustee hereunder unless and until Trustee has been given a Written Direction, and which, if related to any default, states boldly at the top of the notice that it is a "Default Notice" and stating with specificity the nature of the default.

5.14 SECTION TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a bank or trust company organized under the laws of the United States of America or any state thereof, authorized to exercise corporate trust powers, subject to supervision or examination by federal or state authorities, and having a reported combined capital and surplus of at least $250,000,000 and a S&P rating of A ("single A"). If at any time Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner provided in Section 5.15 hereof. No resignation or removal of Trustee and no appointment of a successor Trustee shall become effective until the successor Trustee (meeting the requirements of this Section 5.14) has accepted its appointment under Section
5.16 hereof.

5.15 SECTION RESIGNATION AND REMOVAL OF TRUSTEE. Trustee may resign at any time by giving written notice thereof to Lender and Surety. If an instrument of acceptance by a successor Trustee is not delivered to Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may, at the expense of Lessee, petition any court of competent jurisdiction for the appointment of a successor Trustee. Trustee may be removed at any time by an instrument or concurrent instruments in writing signed by Surety (prior to the occurrence of a Surety Event of Default) and Lender, which notice shall be effective upon the earlier of (i) fifteen (15) days from receipt of such written instrument or (ii) Trustee completing an orderly transition process to the successor trustee, which transition shall begin immediately upon receipt by Trustee of such written instrument. A successor Trustee otherwise meeting the requirements hereof shall be appointed by the Controlling Party with the written consent of the Non-Controlling Party.

5.16 SECTION CONCERNING ANY SUCCESSOR TRUSTEE. Every successor Trustee appointed hereunder shall (i) have its principal office located in the State of Illinois or such other jurisdiction for which, in each case, such successor Trustee shall deliver an opinion of counsel to Surety and Lender stating that solely as a result of such successor Trustee, the Surety Premiums will not be subject to taxation in the State of Illinois or other applicable jurisdiction as the case may be, and that the issuance of the Surety Bond and Backstop Policy will not be in violation of the laws of the State of Illinois or other applicable jurisdiction as the case may be, and (ii) execute, acknowledge and deliver to its predecessor and also to the other Parties an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of Lender or Surety, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and monies held by it as Trustee hereunder to its successor. The predecessor shall execute and deliver all instruments necessary to effect transfer to such successor of the Collateral. Should any instrument in writing from Lessee or any Beneficiary be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by Lessee or such Beneficiary. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall be filed and/or recorded by the successor Trustee in each recording office, if any, where this Trust Agreement shall have been filed and/or recorded.

5.17 SECTION SUCCESSOR TRUSTEE. Any corporation or association into which Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the whole property or trust estate and all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of and of the Parties, anything herein to the contrary notwithstanding.

5.18 SECTION MAINTENANCE OF RECORDS. Trustee agrees to maintain such records with respect to any and all monies or investments held by Trustee pursuant to the provisions hereof in accordance with its customary and routine practices for maintenance of records and investments. Trustee shall perform additional record keeping and investment services in excess of its customary practices upon the reasonable request of the Controlling Party, provided that Trustee shall be entitled to receive additional reasonable compensation from the Controlling Party for the performance of such additional services.

5.19 SECTION 5.19 ENFORCEMENT OF SURETY BOND. Trustee shall enforce (including by way of appropriate legal proceedings) the Surety Bond and/or the Backstop Policy for the benefit of Lender as directed by Lender. Trustee may condition the taking of any such action upon receipt by Trustee of adequate security and indemnity against the expenses or liabilities that may be incurred by it in taking such action. Trustee shall pay to Lender or its designee, on the day of Trustee's receipt thereof, any amount received by Trustee as the insured under either the Surety Bond or the Backstop Policy.

                                    ARTICLE 6
                       SATISFACTION OF THE TRUST AGREEMENT

6.1 SECTION SATISFACTION OF TRUST AGREEMENT. This Trust Agreement and the estate and rights granted hereunder shall cease, terminate, and become null and void upon three hundred eighty-five (385) days after payment by Borrower or Lessee of all Secured Obligations and all other sums payable hereunder by Borrower or Lessee. Upon the request of Borrower or Lessee or Trustee (at the direction of the Controlling Party), each Beneficiary shall execute an instrument acknowledging satisfaction of the Secured Obligations owed to it. The satisfaction and discharge of this Trust Agreement shall be without prejudice to the rights of Trustee to charge and be reimbursed in accordance with the provisions of this Trust Agreement, for any expenditures or liabilities that it may thereafter incur in connection herewith.

         Any monies, funds, securities or other property remaining on deposit under this Trust Agreement shall, upon the full satisfaction of this Trust Agreement, forthwith be transferred, paid over and distributed to Lessee.

         Upon payment in full of the Loan Obligations, Lender shall instruct Trustee to deliver to Surety the Surety Bond and the Backstop Policy for cancellation.

6.2 SECTION RELEASE BY BENEFICIARY. After payment in full of all Secured Obligations owed to a Beneficiary, such Beneficiary agrees that it will execute any and all such releases to evidence satisfaction of such Secured Obligations.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 SECTION CONFLICT WITH THE TRANSACTION DOCUMENTS. The Parties agree that in the event of any conflict between the provisions of this Trust Agreement and the provisions of any of the Transaction Documents, the provisions of this Trust Agreement shall control.

7.2 SECTION NOTICES. Unless otherwise specifically provided herein, any notice, direction, instruction or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and shall be personally served, telecopied, sent by facsimile or delivered by a nationally recognized overnight courier service and shall be deemed to have been received: (A) if delivered in person, when delivered, (B) if delivered by telecopy or facsimile, on the date of transmission if transmitted on a Business Day before 6:00 p.m. (New York time), or, if not, on the next succeeding Business Day, or (C) if delivered by a nationally recognized overnight courier service, one Business Day after delivery to such courier properly addressed:


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


         To Trustee at:

                         The First National Bank of Chicago
                         One First National Plaza, Suite IL1-0126
                         Chicago, Illinois  60670-0126
                         Attention: Corporate Trust Services Division
                         Telephone:  (312) 407-0192
                         Facsimile: (312) 407-1708

                         with copy to:

                         Ungaretti & Harris
                         3300 Three First National Plaza
                         Chicago, Illinois 60602
                         Attention: James E. Lentz, Esq.
                         Telephone:  (312) 977-4417
                         Facsimile:  (312) 977-4405

         To Borrower at:

                         Pita General Corporation
                         c/o SELCO Services Corporation
                         127 Public Square
                         Cleveland, Ohio 44114
                         Attention: Robert Bowes, Esq.
                         Telephone: (216) 689-5089
                         Facsimile: (216) 689-5681

         with copy to:

                         Key Global Finance
                         30 Federal Street
                         Boston, Massachusetts 02110
                         Attention: Ms. Mindy Berman
                         Telephone:  (617) 654-2777
                         Facsimile:  (617) 654-2727


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

         and a copy to:

                         Pita General Corporation
                         c/o Keycorp Leasing
                         54 State Street
                         Albany, New York 12207
                         Attention: Donald C. Davis
                         Telephone: (518) 486-8984
                         Facsimile: (518) 486-8172

(a)      To Surety at:

                         ZC Specialty Insurance Company
                         One Exchange Place
                         Suite 1000
                         Jersey City, New Jersey 07302
                         Attention:  General Counsel
                         Facsimile:  (201) 309-3040
                         Confirmation:  (201) 332-1400

                 with copies to:

                         Zurich Centre Group, LLC
                         One Chase Manhattan Plaza, 44th Floor
                         New York, New York 10005
                         Attention: General Counsel
                         Facsimile:  (212) 898-5444
                         Confirmation:  (212) 898-5350

                         The Zurich Centre
                         90 Pitt's Bay Road
                         Pembroke HM O8
                         P.O. Box HM 1788
                         Hamilton HM HX, Bermuda
                         Attention: Manager- ZC Specialty Insurance Company
                         Facsimile:  (441) 295-3705
                         Confirmation:  (441) 295-8501

                 To Lender at:

                         Greenwich Capital Financial Products, Inc.
                         600 Steamboat Road, Level 2
                         Greenwich, Connecticut 06830
                         Attention: Paul Nidenberg, Senior Vice President
                         Telephone:  (203) 618-2347
                         Facsimile:  (203) 618-2052

                 with copy to:

                         Sidley & Austin
                         875 Third Avenue
                         New York, New York 10022
                         Attention: Robert L. Boyd, Esq.
                         Telephone:  (212) 906-2252
                         Facsimile:  (212) 906-2021

                 To Guarantor or Lessee at:

                         Alterra Healthcare Corporation
                         450 N. Sunnyslope Road, Suite 300
                         Brookfield, Wisconsin 53005
                         Attention: Mark Ohlendorf, Senior Vice President
                                    Finance
                         Telephone:  (414) 641-7432
                         Facsimile:  (414) 789-6182

                         with copy to:

                         Rogers & Hardin
                         229 Peach Tree Street-Int'l Tower
                         Atlanta, Georgia 30303
                         Attention: Caroline Dobbins, Esq.
                         Telephone:  (404) 420-4644
                         Facsimile:  (404) 525-2224

                 Any party may change its address for notices by written notice to Trustee. Trustee shall disseminate the new address information to the other Parties. All notices for purposes of indicating a change of address shall take effect thirty (30) days following Trustee's receipt thereof.

7.3 SECTION GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the applicable laws of the State of Illinois, without regard to conflict of law principles.

7.4 SECTION SUCCESSOR AND ASSIGNS; ASSIGNMENT. This Trust Agreement shall be binding upon the Parties and their respective legal representatives, successors and assigns. ANY SUCCESSOR OR ASSIGNEE HOLDER OF THE NOTE OR OF A BENEFICIAL INTEREST UNDER THIS TRUST AGREEMENT SHALL BE SUBJECT TO THE TERMS OF THIS TRUST AGREEMENT, INCLUDING WITHOUT LIMITATION, ALL INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN. Each of the Parties acknowledges that Lender may, at its option, sell participation interests in the Loan or in this Trust Agreement to other participating financial institutions (provided that Lender shall remain responsible for the performance of its obligations hereunder and the other Holders shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Trust Agreement), or Lender may assign its interest in the Loan or in this Trust Agreement (i) to any of its affiliates, or (ii) to a warehouse lender and its successors and assigns as security for a loan, or (iii) to other assignees, subject to the consent of Surety, which consent shall not be unreasonably withheld, or (iv) to a trustee, custodian or other entity in connection with a Secondary Market Transaction; provided, however, any assignee of any obligation of Lender under this Trust Agreement shall be required to acknowledge, in a written instrument delivered to Trustee and Surety, such assignee's assumption of such obligation, and provided, further, Lender shall have no right to assign its obligations which have accrued under Section 5.10 of this Trust Agreement prior to any assignment in accordance with this Section 7.4.

7.5 SECTION SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF TRUSTEE OR ANY HOLDER TO BRING PROCEEDINGS AGAINST BORROWER OR LESSEE IN THE COURTS OF ANY JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER OR LESSEE AGAINST TRUSTEE OR ANY HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS TRUST AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

7.6 SECTION WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT AND THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.7 SECTION SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid or unenforceable, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement.


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

7.8      SECTION AMENDMENTS; SERVICER.

         This Trust Agreement may not be amended or modified except by a written instrument signed by the Parties, except as provided in Sections 2.9, 2.10 and
7.14 hereof, subject to Section 2.10(f) hereof, and except that Article 1 and other sections of this Trust Agreement may be amended by written agreement solely between Surety and Lender (so long as no additional obligations are imposed upon Trustee, Borrower or Lessee in such amendment and provided that copies of any such amendments are provided to Trustee, Borrower and Lessee). Any subsequent Holder of the Note shall automatically succeed to the rights and obligations of Lender or other prior Holder of the Note under this Trust Agreement upon compliance with Section 7.4 above.

7.9 SECTION COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

7.10 SECTION LIMITATIONS ON RECOURSE. Except as set forth in Section 9.32 of the Loan Agreement, none of the members, managers, partners, officers, shareholders, principals, directors or agents of Borrower shall have any personal liability for and on account of any non-payment of the Secured Obligations or any amounts that may become due under any of the Loan Documents, or for the non-performance of any of the obligations to be performed by Borrower under this Trust Agreement or any other Loan Document or for any breach of any covenant, representations or warranty made by Borrower hereunder.

7.11     SECTION INTENTIONALLY OMITTED.

7.12 SECTION REIMBURSEMENT OF PAYMENTS MADE TO TRUSTEE. SURETY SHALL REIMBURSE TO LENDER, PROMPTLY UPON LENDER'S DEMAND THEREFOR, ANY AMOUNT PAID BY LENDER TO TRUSTEE PURSUANT TO ARTICLE 5 HEREOF, UNLESS SUCH AMOUNTS WERE PAYABLE BY LENDER SOLELY DUE TO LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.13 SECTION NO THIRD PARTY BENEFICIARIES. The provisions of this Trust Agreement are for the sole benefit of the signatories hereto, and it is specifically intended by the undersigned that no party shall be a third-party beneficiary hereunder. In addition, each of Lessee and Guarantor hereby acknowledges and agrees that the Trust Estate is held by Trustee for the sole benefit of the Beneficiaries and their successors and assigns, and Lessee and Guarantor are entering into this Trust Agreement solely to acknowledge and consent to the provisions hereof and to covenant and agree to various obligations set forth herein; Lessee and Guarantor shall have no right or ability to enforce or seek enforcement of any provision of this Trust Agreement and shall have no right or ability to assert or contend that any provision of this Trust Agreement affects or modifies its duties and obligations set forth in each of the Transaction Documents, each of which is a separate and independent obligation among Lessee, Guarantor and the other signatories or beneficiaries of each such Transaction Document.

7.14     SECTION SURETY TRANSACTIONS.

         (a) Surety Transactions Generally. Subject to Lender approval, Surety shall have the right to engage in one or more Surety Transactions, and to structure and restructure all or any part of the Surety Bond and Backstop Policy in connection therewith, including such amendments to representations and warranties in the Loan Documents as may be appropriate. Without limitation, Surety shall have the right, subject to Lender approval, in any structuring or restructuring, to reduce the Surety Bond Amount, to cause the Note and the Mortgages to be split into a first and a second priority mortgage loan, or into one or more loans secured by mortgages in whatever priority and proportion Surety determines, with Lender's approval, and thereafter, if Surety so elects, to engage in Surety Transactions with respect to all or any part of the indebtedness evidenced by the Loan and loan documentation. The Parties acknowledge that it is the intention of the Parties that the obligations of Surety and Backstop Insurer under, respectively, the Surety Bond and Backstop Policy may be reduced, rearranged, restructured or modified pursuant to agreement between Surety and Lender. As used herein, "SURETY TRANSACTION" means, subject to compliance with the limitations set forth in clause (b) below, any one or more of (i) obtaining reinsurance from a third party with respect to the risk insured by the Surety Bond, (ii) assigning or participating all or any part of such risk to a third party, (iii) altering the Surety Bond so that not all of the principal and interest on the Note is insured (including without limitation, reducing the Surety Bond Amount accordingly), (iv) if multiple Notes are created, altering the Surety Bond so that only a particular Note or Notes are insured (including without limitation, reducing the Surety Bond Amount accordingly), (v) subsequent to any act described in clauses (iii) or (iv) of this sentence, altering the Surety Bond to insure any portion of the Note or Notes which were uninsured to an amount not exceeding any previous Surety Bond Amount, (vi) amending the Loan Documents to reflect the changes to the Surety Bond described in the preceding clauses, or (vii) such other modifications, rearrangements and supplements to the Surety Bond, Backstop Policy and other Loan Documents as Surety may require to effect the above-described transactions.

         (b) Cooperation; Limitations. If Lender has approved a Surety Transaction, all Parties shall use all reasonable efforts and cooperate reasonably and in good faith with Surety in effecting any such restructuring or Surety Transaction. Such cooperation shall include without limitation, providing information regarding the Note and executing and delivering such reasonable amendments to the Loan Documents as Surety may request, provided, however, that such amendment shall be subject to Section 2.10(f) hereof and, provided, further, that no such amendment shall diminish the rights of any of the Parties under the Transaction Documents or modify (i) the aggregate of (A) the Base Surety Premium rate and (B) the interest rate payable under the Note; (ii) the stated maturity date of the Note, (iii) the principal amount or the aggregate amortization of the principal amount of the Note (or multiple notes if the Note is split), (iv) the non-recourse or guaranty and indemnification provisions of the Loan, (v) the Rent payable under the Master Lease, or (v) any other economic terms of the Secured Obligations. Lessee hereby expressly acknowledges that the economic terms of the Secured Obligations shall not be affected if Lender and Surety, in their sole discretion, re-order certain payments and reserves set forth in Section 4.2 of this Trust Agreement. Such cooperation also shall include using commercially reasonable efforts to obtain such certificates and assurances from governmental entities and others as Surety may request. Notwithstanding the foregoing, Lessee shall be responsible only for its own and Borrower's legal fees and expenses incurred in connection with such Surety Transaction. Trustee shall be entitled to reimbursement by Lender and Surety for its costs and expenses and reasonable compensation for any action required of Trustee under this paragraph.

         (c) Information. The Parties shall provide such information and documents in their possession relating to the Loan, the Parties, the Backstop Insurer, the Properties, the Improvements, the Equipment and the business and operations of all of the foregoing as Surety may reasonably request in connection with any Surety Transaction. Surety shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms, other third party advisory firms, potential investors, and other parties involved in any proposed Surety Transaction. Any such information may be incorporated into offering documents for the Surety Transaction. Surety and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information, and Lessee shall indemnify, defend, and hold harmless Surety from and against any losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information provided by Lessee and relating to Lessee, Guarantor or the Properties, or arise out of or are based upon the omission to state therein a material fact required to be stated in such information provided by Lessee and relating to Lessee, Guarantor or the Properties, or necessary in order to make the statements in such information provided by Lessee and relating to Lessee, Guarantor or the Properties not materially misleading; provided, in each case, that Lessee has been afforded the opportunity to review and comment on such information.


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

7.15     SECTION SECONDARY MARKET TRANSACTIONS.

         (a) Secondary Market Transactions Generally. Lender shall have the right to engage in one or more Secondary Market Transactions, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a REMIC or other securitization. Without limitation, Lender shall have the right, in any structuring or restructuring, to cause the Note and the Mortgages to be split into a first and a second priority mortgage loan, or into one or more loans secured by mortgages and the Collateral in whatever priority and proportion Lender determines, and thereafter, if Lender so elects, to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. The Parties acknowledge that it is the intention of the Parties that all or a portion of Loan may be securitized and that all or a portion of the securities issued in connection therewith may be rated by one or more Rating Agencies. The Parties further acknowledge that additional structural modifications may be required to satisfy issues raised by one or more Rating Agencies. As used herein, "Secondary Market Transaction" means, subject to compliance with the limitations set forth in clause (b) below, any of (i) the sale, assignment, pledge or other transfer of all or any portion of the Loan Obligations or the Loan Documents and Insurance Documents or any interest therein to or for the benefit of one or more investors, (ii) the sale, assignment, pledge or other transfer of one or more participation interests in the Loan Obligations or Loan Documents and Insurance Documents to one or more investors, or (iii) the transfer, deposit and/or pledge of all or any portion of the Loan Obligations or Loan Documents and Insurance Documents to or with one or more trusts or other entities which may issue certificates, notes, bonds or other instruments (for purposes of this Section, "Securities") that evidence an ownership interest in, or are secured by, the assets of such trust or the right to receive income or proceeds therefrom.

         (b) Cooperation; Limitations. The Parties shall use all reasonable efforts and cooperate reasonably and in good faith with Lender, at Lessee's expense (subject to the limitations set forth in Section 9.2 of the Loan Agreement and Section 10.06 of the Reimbursement Agreement), in effecting any such restructuring or Secondary Market Transaction, including such amendments to representations and warranties in the Loan Documents and Insurance Documents as may be appropriate. Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Loan Documents and Insurance Documents as Lender may request, provided, however, that such amendment shall be subject to the terms of Section 2.10(f) hereof and provided, further, that no such amendment in connection with any Secondary Market Transaction shall diminish the rights of any of the Parties under the Transaction Documents or modify (i) the aggregate of (A) the Surety Premiums and (B) the interest rate payable under the Note; (ii) the stated maturity date of the Note, (iii) the principal amount or the aggregate amortization of the principal amount of the Note (or multiple notes if the Note is split), (iv) Rent payable under the Master Lease, (v) any other economic terms of the Secured Obligations, or (vi) the non-recourse or guaranty and indemnification provisions of the Loan and the Master Lease. Such cooperation also shall include Lessee's using commercially reasonable efforts to obtain such certificates and assurances from governmental entities and others as Lender may request. In the case of the Surety, such


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

cooperation, subject to the preceding sentence and the following sentence, shall include (i) cooperating with Lender in enforcing Sections 9.11 and 9.12 of the Loan Agreement as requested by the Lender, (ii) the taking of such action (including the consent to amendments to the Insurance Documents) as are necessary for S&P to assign an AA ("double A") rating to the Securities (or an effective AA ("double A") rating to the Loan if the Loan is pooled with other mortgage loans and/or if there will be more than one class of Security issued) and the exercise of its commercially reasonable efforts to take such action as is necessary to obtain an AA ("double A") rating (or its equivalent) of the Securities (or an effective AA ("double A") rating of the Loan) from another nationally-recognized statistical rating organization and (iii) an agreement to provide on a quarterly basis, for the benefit of the holders of the Securities, financial information concerning itself and the Backstop Insurer of the type provided pursuant to paragraph (c) below. Notwithstanding the foregoing, (x) Lessee shall pay for any item that is requested by Lender in connection with a Secondary Market Transaction that was a requirement of the Closing unless waived in writing by Lender in connection with the Closing, (y) Surety shall not be required under this paragraph to take any action that would result in any material adverse change to the economic benefits of the transaction to Surety,
(z) except as described in the preceding clause (x), each of Borrower and Lessee shall be responsible only for its own legal fees and expenses incurred in connection with such Secondary Market Transaction. Trustee shall be entitled to reimbursement by Lender and Surety for its costs and expenses and reasonable compensation for any action required of Trustee under this paragraph.

         (c) Information. The Parties shall provide such information and documents relating to the Parties, the Backstop Insurer, the Assisted Living Facilities, the Properties, the Improvements and the business and operations of all of the foregoing (including certified and, if available, audited financial statements of Surety and the Backstop Insurer, which may be provided on a consolidated basis) as Lender may reasonably request in connection with any Secondary Market Transaction. Lender shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms, other third party advisory firms, potential investors, and other parties involved in any proposed Secondary Market Transaction. Any such information may be incorporated into offering documents for the Secondary Market Transactions. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information, and Lessee shall indemnify, defend, and hold harmless Lender from and against any losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information provided by Lessee and relating to Lessee, Guarantor or the Properties, or arise out of or are based upon the omission or alleged omission (except for omissions of information disclosed to Lender pursuant to paragraph (d) below) to state therein a material fact required to be stated in such information provided by Lessee and relating to Lessee, Guarantor or the Properties, or necessary in order to make the statements in such information provided by Lessee and relating to Lessee, Guarantor or the Properties not materially misleading. Lender may publicize the existence of the Loan Obligations in connection with Lender's Secondary Market Transaction activities or otherwise.

         (d) Additional Provisions. In any Secondary Market Transaction, Lender may transfer its obligations under this Trust Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Loan Obligations of Borrower) to a Person which assumes, in a writing delivered to Surety, the obligations of Lender which are transferred thereto, and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "Lender" hereunder. In such case, Trustee shall have no right to seek indemnification, or the payment of any other sums payable to Trustee hereunder by Lender as Holder, from the successor to Lender hereunder for time periods prior to such successor's becoming the Lender hereunder, other than by way of application of
Section 4.2. In connection with any such transfer, Lender shall notify Trustee of the name, address, facsimile and phone number of such new "Lender." In the event Lender transfers any or all of its obligations to multiple transferee investors and such investors become "Lenders," one such Lender or a servicer appointed on their behalf (appointed pursuant to Section 2.5 of this Trust Agreement) shall act as the representative for all Lenders, and shall receive notices, approve or deny requests, and otherwise act on behalf of all Lenders. Surety hereby covenants and agrees to provide to Lender and Lessee, which each of Lender and Lessee covenants to maintain in the most strict confidence (and to require other Persons to maintain in strict confidence) until and unless such information becomes publicly available, prior to and in preparation for a Secondary Market Transaction, a certification that shall state whether Surety's rating is "under review" by any Rating Agency and whether, to Surety's best knowledge, any other material adverse event exists regarding Surety.

7.16 SECTION WAIVER OF POSTING BOND. To the extent permitted by law, each of the Parties hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that the Surety or the Backstop Insurer post funds, securities or other security as a condition to its appearance or filing of pleadings in any proceeding involving or arising with this Trust Agreement.

7.17 SECTION SECURITY AGREEMENT UNDER ARTICLE 9 OF THE UCC. Each Settlor hereby agrees and acknowledges that this Trust Agreement shall constitute, among other things, a security agreement under Article 9 of the Uniform Commercial Code (as defined in the Master Glossary).


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties have caused this Trust Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                    "BORROWER":

                                    PITA GENERAL CORPORATION,
                                    An Illinois corporation

                                    By:  /s/ Mindy Berman
                                       ----------------------------------------
                                         Mindy Berman
                                         Vice President



                                    "SURETY":

                                    ZC SPECIALTY INSURANCE COMPANY,
                                    a Texas corporation

                                    By: /s/ Lynn Finkel
                                       ----------------------------------------
                                            Lynn Finkel
                                            Vice President

                                    "LENDER":

                                    GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                    INC., a Delaware corporation

                                    By: /s/ Warren Ashenmil
                                       ----------------------------------------
                                        Warren Ashenmil
                                        Senior Vice President


                                    "GUARANTOR":

                                    ALTERRA HEALTHCARE CORPORATION,
                                    a Delaware corporation

                                    By: /s/ Mark Ohlendorf
                                       ----------------------------------------
                                        Mark Ohlendorf
                                        Senior Vice President


                                    "LESSEE":

                                    AHC TENANT, INC.,
                                    a Delaware corporation

                                    By: /s/ Mark Ohlendorf
                                       ----------------------------------------
                                        Mark Ohlendorf
                                        Vice President


                                    "SELCO":

                                    SELCO SERVICE CORPORATION, an Ohio
                                    Corporation

                                    By: /s/ Donald C. Davis
                                       ----------------------------------------
                                        Donald C. Davis
                                        Vice President

                                    "TRUSTEE":

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    As Trustee

                                    By: /s/ Jeffrey L. Kinney
                                       ----------------------------------------
                                        Jeffrey L. Kinney
                                        Vice President

                                    EXHIBIT A


OPERATING RESERVE ACCOUNT CERTIFICATE

The First National Bank of Chicago
One First National Plaza, Suite IL1-0126
Chicago, Illinois 60670-0126
Attention: Jeffrey L. Kinney, Vice President,
Corporate Trust Services Division

     Re:      Operating Reserve Account, Account Number 204685-008

Ladies and Gentlemen:

     Reference is made to that certain Trust Agreement dated as of July __, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Trust Agreement"), by and among The First National Bank of Chicago, a national banking association, as trustee (in such capacity, "Trustee"), AHC Tenant Inc., a Delaware corporation ("Lessee"), and the other parties which are signatories thereto. All capitalized terms used herein but not elsewhere defined shall have the respective meanings ascribed to such terms in the Trust Agreement.

     On ____________, ______, Lessee hereby requests that $____________ of funds in the Operating Reserve Account be disbursed (the "Operating Reserve Account Disbursement") to Lessee via wire transfer to the following account:

                       [Bank] _____________________
                       [City, State] ______________
                       ABA Routing No. ____________
                       Account No. ________________
                       Account Name _______________

     Lessee hereby certifies to Trustee, Surety and Lender that:

     1.       no Event of Default exists; and

     2. the Operating Reserve Account Disbursement shall be used solely to fund operating losses at one or more of the Properties.

                                      Very truly yours,

                                      AHC TENANT, INC. a Delaware corporation

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


[DATE]